EXHIBIT 4.3

Telephone and Data Systems, Inc.

Tax-Deferred Savings Plan

TELEPHONE AND DATA SYSTEMS, INC.

TAX-DEFERRED SAVINGS PLAN

Amended and Restated as of January 1, 2009

TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN

Amended and Restated as of January 1, 2009

i

APPENDICES

Page

N	Special Rule for Certain Employees Who Transfer from USCC to AT&T Wireless Services, Inc.	N-1

O	Special Rule for Certain Employees Who Transfer from USCC to ALLTEL Communications, Inc.	O-1

P	Special Rule for Certain Employees Who Transfer from USCC to ALLTEL Communications, Inc.	P-1

v

TELEPHONE AND DATA SYSTEMS, INC.

TAX-DEFERRED SAVINGS PLAN

Amended and Restated as of January 1, 2009

ARTICLE 1

TITLE

The title of this Plan shall be the “Telephone and Data Systems, Inc. Tax-Deferred Savings Plan.”  This Plan is an amendment and restatement of the Telephone and Data Systems, Inc. Tax-Deferred Plan which was originally established effective December 1, 1985 and has been amended from time to time thereafter.  This amendment and restatement shall be effective January 1, 2009 with respect to employees whose employment terminates on or after such date; provided, however, that the definition of “Compensation” in Article 2, the final sentence of Section 4.3(b), Section 7.9, Section 9.5 and Section 15.2(a)(4) are effective as of January 1, 2008 to comply with the final Treasury Regulations issued under Section 415 of the Code.  Subject to the foregoing, the rights and benefits of Employees whose employment terminated before January 1, 2009 shall be determined under the Plan as in effect at the time of their termination, including any provisions of this amendment and restatement effective at such time.

ARTICLE 2

DEFINITIONS

As used herein the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise:

(1)           Account.  The account established for a Participant pursuant to Section 7.1 which shall reflect the aggregate value of the Participant’s Employer Account, Employer Matching Account, Before-Tax Contribution Account, Designated Roth Contribution Account, Prior Plan After-Tax Account, Prior Plan Account, Before-Tax Rollover Account and a Roth Rollover Account.

(2)           Affiliate.  (a)  A corporation which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer, (b) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer, (c)  any organization (whether or not incorporated) which is a member of an affiliated service group (within the meaning of section 414(m) of the Code) which includes an Employer, a corporation described in clause (a) of this subdivision or a trade or business described in clause (b) of this subdivision, or (d) any other entity which is required to be aggregated with an Employer pursuant to Regulations promulgated under section 414(o) of the Code.

(3)           Amended Plan.  An employee pension benefit plan that was qualified under Section 401(a) of the Code and whose related trust was exempt from federal income tax under Section 501(a) of the Code at the time all or a portion of the assets of such plan were transferred to the Plan (other than in accordance with Section 5.2 hereof) and such transfer of assets occurs at or at any time after an Employer’s or an affiliate’s acquisition either directly or indirectly of stock or assets of a company maintaining or contributing to such plan.

(4)           Annual Valuation Date.  December 31 of each Plan Year and such other dates as the Plan Administrator may from time to time designate.

(5)           Before-Tax Contributions.  Contributions made to the Plan under Article 4 which are intended to be excluded from a Participant’s gross income pursuant to Section 402(g) of the Code, and contributions to an Amended Plan which have previously been determined to be excluded from a Participant’s gross income pursuant to Section 402(g) of the Code.

(6)           Before-Tax Contribution Account.  The aggregate of the Salary Reduction Contribution Account as of December 31, 2008 and all Before-Tax Contributions credited to the Plan on and after January 1, 2009, including increases and decreases in value in accordance with Section 7.6 of the Plan.

(7)           Beneficiary.  The person or persons who shall be entitled under Article 8 to receive benefits in the event of the death of a Participant.

(8)           Break in Service Year.  A Plan Year during which an Employee has not completed more than 500 Hours of Service.  For purposes of determining whether an Employee has incurred a Break in Service Year, the Employee shall be credited with Hours of Service for any period during which he (i) is in Military Service, (ii) is on an uncompensated leave of absence duly granted by his Employer, or (iii) is absent from work for any period because of (A) the Employee’s pregnancy, (B) birth of the

Employee’s child, (C) placement of a child with the Employee in connection with the Employee’s adoption of such child or (D) caring for any such child for a period beginning immediately following such birth or placement.  The number of hours to be so credited shall be determined under uniform rules adopted by the Plan Administrator in accordance with Regulations, except that for purposes of clause (iii) above, the Employee shall be credited with the number of Hours of Service for which the Employee would receive credit but for such absence (or, if not known, 8 hours for each business day of such absence), (I) in the case of an Employee who would have incurred a Break in Service Year during the Plan Year in which such period of absence commenced but for the application of clause (iii) above, only for the Plan Year in which such period of absence commenced, or (II) in the case of any other Employee, only for the Plan Year immediately following the Plan Year in which such period of absence commenced.  Notwithstanding the foregoing, no Hours of Service shall be credited under clause (iii) above unless the Employee timely furnishes to the Plan Administrator such information as it may reasonably require to establish to the satisfaction of the Plan Administrator that the absence is for reasons set forth in such clause and duration of such absence.

(9)           Code.  The Internal Revenue Code of 1986, as amended.

(10)         Committee.  The Investment Management Committee, consisting of two or more individuals appointed by the Board of Directors of the Company.

(11)         Company.  Telephone and Data Systems, Inc., a Delaware corporation, and any corporation which shall succeed to the business of such corporation.

(12)         Compensation.  Except as otherwise provided in Sections 7.9 and 15.2, compensation that is includible in gross income (or would be includible in gross income but for Sections 125, 132(f), 402(e)(3), 402(h) and 403(b) of the Code) and is actually paid to the Employee by an Employer during the Plan Year, including all commissions, bonuses and overtime pay, but excluding reimbursement for business expenses, any other taxable or non-taxable fringe benefits and any other contributions to this or any other qualified plan of deferred compensation of the Company.  A Participant’s Compensation in excess of the limit set forth in section 401(a)(17) of the Code, adjusted for changes in the cost of living under applicable rules and regulations ($245,000 for 2009), shall not be taken into account for any purposes under this Plan.

For each Plan Year, an Employee’s Compensation shall include only compensation that is actually paid or made available to such Employee (or, if earlier, includible in the gross income of an Employee) in such Plan Year and paid to such Employee prior to his or her termination of employment; provided, however, and subject to the timing rules of Section 1.415(c)-2(e) of the Treasury Regulations, that with respect to an Employee who terminates employment during a Plan Year, Compensation shall include amounts paid after such Employee’s termination of employment if such amounts (a) are paid by the later of 2½ months after such termination of employment or the end of the Plan Year within which such termination of employment occurs and (b) are (i) payments of regular compensation for services performed during such Employee’s regular working hours or outside of such working hours, such as overtime, commissions, bonuses, and other similar payments that would have been paid to the Employee prior to a termination of employment if the Employee had continued in employment with his or her Employer or (ii) payment for unused accrued vacation, but only if the Employee would have been able to use the accrued vacation if employment had continued.

(13)         Designated Fund.  An investment fund selected by the Committee to which Participants may, in accordance with Section 7.3 hereof, direct the investment of all or some portion of their Accounts.

(14)         Designated Roth Contributions.  Contributions made to the Plan under Article 4 which are designated by the Participant to be included in the Participant’s gross income pursuant to Section 402A of the Code and contributions to an Amended Plan which have previously been determined to be included in a Participant’s gross income pursuant to Section 402A of the Code.

(15)         Designated Roth Contribution Account.  The aggregate of all Designated Roth Contributions credited to the Plan on and after January 1, 2009, including increases and decreases in value in accordance with Section 7.6 of the Plan.

(16)         Director of Employee Benefits.  The director of the employee benefits department of the Company, whose office is located at 8401 Greenway Boulevard, Middleton, Wisconsin 53562 with a mailing address of Post Office Box 628010, Middleton, Wisconsin 53562-8010.

(17)         Distributee.  A person entitled to receive a distribution from the Trust under Article 8.

(18)         Effective Date.  The Effective Date of this Plan restatement shall be January 1, 2009.

(19)         Eligible Employee.  An Employee other than (i) any person excluded by name or classification by an Employer upon adoption of the Plan, or (ii) any person covered by a collective bargaining agreement that does not by its terms provide that such person is eligible to participate in this Plan.  In the event that persons otherwise eligible to participate in the Plan select a bargaining representative subsequent to the Effective Date, then such persons shall continue to be eligible to participate pending the completion of negotiations between such persons’ Employer and such persons’ selected bargaining representative.  Upon completion of negotiations, if the resulting collective bargaining agreement does not expressly provide the continued eligibility, then such persons shall become ineligible to participate further in the Plan as of the effective date of such collective bargaining agreement.

(20)         Employee.  An individual whose relationship with an Employer is, under common law, that of an Employee.  Notwithstanding the foregoing, no individual who renders services for an Employer shall be considered an Employee for purposes of the Plan if such individual renders such services pursuant to either (i) an agreement providing that such services are to be rendered by the individual as an independent contractor or (ii)

an agreement with an entity, including a leasing organization within the meaning of Section 414(n)(2) of the Code.

(21)         Employer.  The Company and any other entity which, with the consent of the Company, elects to participate in this Plan in the manner described in Section 11.1 and any successor entity which shall adopt this Plan pursuant to Article 12.  If any such entity shall withdraw from participation in this Plan pursuant to Section 11.2, or shall terminate its participation in this Plan pursuant to Section 14.2, such entity shall thereupon cease to be an Employer.

(22)         ERISA.  The Employee Retirement Income Security Act of 1974, as amended.

(23)         Hour of Service.  An hour for which an Employee is entitled to receive compensation from an Employer, an Affiliate or a Related Entity, but only after such Affiliate or Related Entity became an Affiliate or Related Entity (including hours for any period during which he receives compensation without rendering services such as paid holidays, vacations, sick leave, disability leave, severance, layoff, jury duty or Military Service, but not exceeding 501 hours for any one period of consecutive such days).  For purposes of determining the number of Hours of Service to be credited to an Employee, “compensation” shall mean the total earnings paid, directly or indirectly, to the Employee by an Employer, an Affiliate or a Related Entity including any back pay, irrespective of mitigation of damages, either awarded to the Employee or agreed to by an Employer, an Affiliate or a Related Entity.  The computation of Hours of Service and the periods to which they are to be credited shall be determined under uniform rules applied by the Plan Administrator in accordance with Department of Labor Regulation § 2530.200b-2 (b) and (c).

(24)         Military Service.  Service in the “uniformed services,” within the meaning of the Uniform Services Employment and Reemployment Rights Act of 1994, which entitles a person rendering such service to reemployment under such Act provided that such person returns to the employ of the Employer within the period prescribed by such Act.

(25)         Participant.  An Eligible Employee who has become a Participant as set forth in Article 3.

(26)         Plan.  The Telephone and Data Systems, Inc. Tax-Deferred Savings Plan, as herein set forth, as from time to time amended.

(27)         Plan Administrator.  The Company shall be the administrator of this Plan and shall have such duties and powers as set forth in Article 10.

(28)         Plan Year.  The calendar year.

(29)         Predecessor Plan.  A plan, other than an Amended Plan, that was qualified under Section 401(a) of the Code and whose related trust was exempt from federal income tax under Section 501(a) of the Code and that was either (i) maintained by an

Employer or any company that becomes an Employer and that is terminated within the 5-year period immediately preceding or following the date this Plan is adopted by such Employer or (ii) maintained by or required to be contributed to by a company any of the stock or assets of which are directly or indirectly acquired by the Company or an Affiliate, provided that (x) as a result of such acquisition, any employee who participated in such plan begins participating in the Plan, (y) such plan was not terminated more than seven years prior to the date on which any employee who participated in such plan begins participating in the Plan and (z) accurate information to calculate an Employee’s vesting service under such plan is made available to the Company.

(30)         Qualified Percentage of Compensation.  With respect to each Participant who is automatically enrolled in the Plan and making Before-Tax Contributions pursuant to Section 3.2(b), the following percentage of such Participant’s Compensation during the applicable periods:

(a)           3% of such Compensation during the period beginning on the day such Participant is automatically enrolled in the Plan and ending on the last day of the Plan Year in which occurs the 90th day after the date on which the Participant was automatically enrolled in the Plan;

(b)           4% of such Compensation during the first Plan Year following the Plan Year described in subparagraph (a);

(c)           5% of such Compensation during the second Plan Year following the Plan Year described in subparagraph (a);

(d)           6% of such Compensation during the third Plan Year following the Plan Year described in subparagraph (a);

(e)           7% of such Compensation during the fourth Plan Year following the Plan Year described in subparagraph (a);

(f)            8% of such Compensation during the fifth Plan Year following the Plan Year described in subparagraph (a);

(g)           9% of such Compensation during the sixth Plan Year following the Plan Year described in subparagraph (a); and

(h)           10% during any subsequent Plan Year.

The Qualified Percentage of Compensation is intended to meet the requirements of Section 401(k)(13) of the Code and should be interpreted and construed accordingly.

(31)         Regulations.  Written promulgations of the Department of Labor construing Title I of ERISA or of the Internal Revenue Service construing the Code.

(32)         Related Entity.  Any trade or business entity in which an Employer or an Affiliate has an interest and that is a “subsidiary” of an Employer or an Affiliate as defined in Regulation C, Rule 405, promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

(33)         Rollover Contribution.  A contribution made pursuant to Section 5.2 by a Participant.

(34)         Salary Reduction Contributions.  All of the contributions made to the Plan for Plan Years beginning prior to January 1, 2009 which were intended to be excluded from a Participant’s gross income pursuant to Section 402(g) of the Code and were credited to the Participant’s Salary Reduction Contribution Account.

(35)         TDS Common Shares.  The Common Shares, par value $0.01 per share, of the Company.

(36)         TDS Special Common Shares.  The Special Common Shares, par value $0.01 per share, of the Company.

(37)         Total and Permanent Disability.  A disability (determined by the Participant’s Employer’s disability insurer) which rendered the Participant totally and permanently disabled within the meaning of such Participant’s Employer’s long-term disability plan and section 22(e)(3) of the Code.

(38)         Trust.  The Telephone and Data Systems, Inc. Tax Deferred Savings Trust created by agreement between the Company and the Trustee, as from time to time amended.

(39)         Trustee.  The Trustee provided for in Article 6, any successor or, if there shall be more than one Trustee acting at any time, all of such Trustees.

(40)         Trust Fund.  All money and property of every kind held by the Trustee under the Trust agreement.

(41)         USCC Common Shares.  The Common Shares, par value $1.00 per shares, of United States Cellular Corporation, a Delaware corporation.

(42)         Valuation Date.  Each business day and such other days as the Plan Administrator may determine.

(43)         Year of Vesting Service.

(a)                                 Each Employee participating in the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan on December 31, 2000, shall be credited as of the Effective Date with a Year of Vesting Service for each Year or Vesting Service credited to such Employee under such Plan as of December 31, 2000.  In addition, each Employee shall be credited with a Year of Vesting Service for each Plan Year beginning on or after the Effective Date in which he is credited with 1,000 Hours of Service.

(b)           If the Participant is reemployed after incurring five consecutive Break in Service Years, Years of Vesting Service credited after such five consecutive Break in Service Years shall be disregarded for purposes of determining Years of Vesting Service to be credited before such five consecutive Break in Service Years.

(c)           Except as provided in Section 9.2, in determining an Employee’s Years of Service for all purposes under the Plan, Hours of Service with an Affiliate or Related Entity shall be taken into account only after such Affiliate or Related Entity became an Affiliate or Related Entity.

ARTICLE 3

PARTICIPATION

Section 3.1.           Eligibility for Participation.  Each Eligible Employee who is a Participant on the day before the Effective Date shall continue to be a Participant, subject to the amended and restated provisions hereof, from and after the Effective Date.  Any other Eligible Employee shall become a Participant on the latest to occur of (i) his first day of employment by an Employer, (ii) the first day his employer becomes an Employer hereunder, and (iii) the day on which he attains his twenty-first birthday.

Section 3.2.           Election of Before-Tax Contributions and Designated Roth Contributions.

(a)           Affirmative Participant Election.  A Participant who is an Eligible Employee may affirmatively elect to commence Before-Tax Contributions and Designated Roth Contributions as of the first payroll period administratively practicable after the Participant’s election is received by the Company or its designee.  At least 30 days (or such shorter period as may be designated by the Company) prior to such commencement the Participant shall make an election in the manner prescribed by the Company specifying his chosen rate of Before-Tax Contributions and/or Designated Roth Contributions in accordance with Section 4.2(a).  The election shall evidence the Participant’s acceptance of and agreement to all provisions of this Plan.  Such Contributions shall continue in effect as elected by the Participant until the Participant changes or suspends such election as provided in paragraphs (b) and (c) of Section 4.2.

(b)           Deemed Participant Election.  Each Eligible Employee who has been a Participant for a continuous 90-day period and who has neither elected to commence Before-Tax Contributions or Designated Roth Contributions pursuant to Section 3.2(a) nor has affirmatively elected not to make such Contributions in accordance with procedures established by the Plan Administrator shall be automatically enrolled in the Plan and shall be deemed to have elected Before-Tax Contributions in accordance with Section 4.2(a).  Any deemed election described in this Section 3.2(b) shall be effective, and Before-Tax Contributions shall commence, as of the next payroll period administratively practicable after the date the Participant is automatically enrolled in the Plan, as determined by the Plan Administrator.  The automatic enrollment shall be deemed to evidence the Participant’s acceptance of and agreement to all provisions of the Plan.  Deemed Before-Tax Contributions shall continue in effect at the rate provided by the Qualified Percentage of Compensation until the Participant changes or suspends such election as provided in paragraphs (b) and (c) of Section 4.2 or until such Before-Tax Contributions are prohibited because of a hardship withdrawal under Section 8.10.

ARTICLE 4

CONTRIBUTIONS

Section 4.1.           Discretionary Employer Contributions.  Subject to the limitations set forth in Sections 4.7 and 7.9, each Employer shall contribute to the Trustee for each Plan

Year, such amount, if any, as its Board of Directors shall determine by appropriate resolution.  All Employer contributions under this Section 4.1 shall be in cash or in TDS Common Shares, TDS Special Common Shares or USCC Common Shares as determined by the Employer making the contribution and shall be made within the time prescribed by law for filing the Employer’s federal income tax return, including extensions thereof, for the taxable year that ends with the Plan Year.

Section 4.2.           Before-Tax Contributions and Designated Roth Contributions.

(a)           Making Before-Tax Contributions and Designated Roth Contributions.  Subject to the limitations set forth in Sections 4.3, 4.5, 4.7 and 7.9, each Employer shall make a Before-Tax Contribution and/or a Designated Roth Contribution for each payroll period on behalf of each Participant who is an Eligible Employee of such Employer as follows:

(1)           For each Participant who has made an affirmative election pursuant to Section 3.2(a), an amount equal to the whole percentage (or a fraction thereof from time to time permitted by the Company) elected by such Participant, subject to any elections under paragraph (b) and (c) of this Section 4.2, from 1% to 60% of such Participant’s Compensation paid by such Employer for such payroll period; and

(2)           For each Participant who is automatically enrolled and, accordingly, deemed to have authorized Before-Tax Contributions pursuant to Section 3.2(b) an amount equal to the Qualified Percentage of Compensation paid by such Employer for such payroll period, subject to any elections under paragraphs (b) and (c) of this Section 4.2.

The amount of the Participant’s Compensation otherwise payable for a payroll period for which any such contribution is made shall be reduced by the amount of such contribution by means of a payroll reduction.  Any Contributions made pursuant to this Section shall be delivered to the Trustee as soon as practicable but in all events on or before the last day of the month following the month in which such contribution would otherwise be paid to the Participant as compensation.  Notwithstanding the foregoing, the aggregate of a Participant’s Before-Tax Contributions and Designated Roth Contributions for a payroll period pursuant to this Section 4.2 may not exceed 60% of such Participant’s compensation for such payroll period.

(b)           Changes in the rate of Before-Tax Contributions and Designated Roth Contributions.  A Participant may change the rate of Before-Tax Contributions and/or Designated Roth Contributions by making a new election at the time and in the manner prescribed by the Company.  Any such election shall be effective as of the next payroll period administratively practicable after the Participant’s election is received by the Company or its designee or as of such other future date agreed to by the Participant and the Employer in the manner prescribed by the Company.  Any such change in the rate of Contributions shall be limited to those rates and subject to the rules described in paragraph (a) of this Section 4.2 and Section 3.2.

(c)           Suspension of Before-Tax Contributions and Designated Roth Contributions.  A Participant may suspend Before-Tax Contributions and/or Designated Roth Contributions by making a new election at the time and in the manner prescribed by the Company.  Any such election shall be effective as of the next payroll period administratively practicable after the Participant’s election is received by the Company or its designee.  Any such resumption shall be limited to those rates and subject to the rules described in paragraph (a) of this Section 4.2 and Section 3.2.

(d)           Catch-Up Contributions.  Each Participant who is eligible to make Before-Tax Contributions or Designated Roth Contributions for a payroll period pursuant to subsection (a) above and who has, or will attain age 50 before the close of the current Plan Year shall be eligible to have Before-Tax Contributions and/or Designated Roth Contributions made in addition to those described in subsection (a) above (“additional contributions”) by making, or being deemed to have made, an election at the time and in the manner prescribed by the Company and in accordance with, and subject to the limitations of, section 414(v) of the Code.  To the extent such additional contributions are not “Catch-Up Contributions” as ultimately determined for purposes of section 414(v) of the Code, they shall be taken into account, and to the extent such additional contributions are so determined to be Catch-Up Contributions, they shall not be taken into account, for purposes of Sections 4.3, 4.5 and 7.9 of the Plan.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of such Catch-Up Contributions.  Notwithstanding anything contained in the Plan to the contrary, no Matching Employer Contributions will be made pursuant to Section 4.4 with respect to any Catch-Up Contributions.

(e)           Before-Tax Contributions and Designated Roth Contributions.  Elections made by a Participant to commence, change, suspend or resume Contributions pursuant to this Section 4.2 shall designate the portion of such Contributions that are to be “Designated Roth Contributions” includable in the Participant’s gross income when made pursuant to section 402A of the Code.  Such designation shall be irrevocable with respect to contributions made pursuant to such election.  Any such election made by a Participant which does not expressly designate a portion of contributions as Designated Roth Contributions shall be deemed to designate all of such contributions as Before-Tax Contributions.

Section 4.3.           Annual Limit on Before-Tax Contributions and Designated Roth Contributions.

(a)           General rule.  Notwithstanding the provisions of Section 4.2, the aggregate of a Participant’s Before-Tax Contributions and Designated Roth Contributions for any calendar year shall not, together with all other arrangements maintained by an Employer or Affiliate and described in Section 401(k) of the Code, exceed the amount provided for in Section 402(g) of the Code, adjusted for changes in the cost of living under applicable rules and regulations ($16,500 for 2009).

(b)           Excess Before-Tax Contributions and Designated Roth Contributions.  If for any calendar year the aggregate for any Participant of the (i) Before-Tax Contributions and Designated Roth Contributions to this Plan and (ii) Before-Tax Contributions and Designated Roth Contributions contributed under other plans or arrangements described in sections 401(k), 408(k), 408(p) or 403(b) of the Code will exceed the limit imposed by paragraph (a) of this Section for the calendar year in which such contributions were made (“excess deferrals”), such Participant shall, pursuant to such rules and at such time following such calendar year as determined by the Company, be allowed to submit a request in the manner prescribed by the Company that the excess deferrals plus any income allocable thereto be distributed to him.  Such request shall be accompanied by the Participant’s statement that if such excess deferrals are not distributed, such excess deferrals, when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k), 408(p) or 403(b) of the Code will exceed the limit described in paragraph (a) of this Section for such Participant.  Any excess deferrals that are distributed to a participant pursuant to this paragraph shall be first treated as distributions of Before-Tax Contributions to the extent such Participant made Before-Tax Contributions to the Plan for such Plan Year and, to the extent such excess deferrals exceed the amount of Before-Tax Contributions made by such Participant for the Plan Year, the remaining excess deferrals shall be treated as distributions of Designated Roth Contributions for such Plan Year.  A distribution of such excess deferrals plus allocable income shall be made no later than the April 15 of the calendar year following the calendar year in which such excess deferrals were made.  The amount of excess deferrals to be so distributed shall be reduced by any contributions previously distributed pursuant to Section 4.5 with respect to such Plan Year.  The amount of income allocable to such excess deferrals is equal to the sum of the allocable gain or loss and shall be determined pursuant to the Code and applicable Regulations.  Notwithstanding the provisions of this paragraph, any excess deferrals distributed in accordance with this paragraph shall not be treated as “annual additions” for purposes of Section 7.9 (relating to statutory limitations on allocations to accounts), but shall be included for purposes of the tests described in Section 4.5(a) (related to limitations on contributions for highly compensated employees) to the extent required by law if such tests are applicable for such Plan Year.

Section 4.4.           Matching Employer Contributions.  Subject to the limitations set forth in Sections 4.5, 4.7 and 7.9, each Employer shall contribute for each payroll period for each Participant for whom such Employer makes Before-Tax Contributions and Designated Roth Contributions an amount equal to the sum of (i) 100% of the first level and (ii) 40% of any second level of Matchable Salary Reduction Contributions on behalf of such Participant for such payroll period.  For purposes of this Section 4.4, “Matchable Salary Reduction Contributions” means the aggregate of the Before-Tax Contributions and Designated Roth Contributions authorized by the Participant, by either affirmative election or automatic enrollment, that do not exceed a first level of 3%, and a second level in excess of the first level of 2%, of the Participant’s Compensation for such payroll period.  All Matching Employer Contributions made by an Employer under this Section 4.4 shall be made in cash and then invested in the available investment funds for the Plan in accordance with the Participant’s current investment election for Before-Tax Contributions and Designated Roth Contributions.  Matching Employer Contributions shall be made within the time for filing of the Employer’s federal income tax return, including extensions thereof, for the taxable year that ends with the Plan Year.

Section 4.5.           Limitations on Contributions for Highly-Compensated Employees.  This Plan was amended and restated in part, effective January 1, 2008, to comply with the requirements of the alternative method for automatic contribution arrangements of Sections 401(k)(13) and 401(m)(12) of the Code, and by so complying satisfy the nondiscrimination requirements of Sections 401(k)(3) and 401(m).  The following provisions of this Section 4.5 shall apply only to the extent necessary for a Plan Year because the Plan is not deemed to satisfy such nondiscrimination requirements due to a failure to comply with Sections 401(k)(13) and 401(m)(12) of the Code.

(a)           Limits imposed by section 401(k)(3) of the Code.  Notwithstanding the provisions of Section 4.2, if the Before-Tax Contributions and Designated Roth Contributions made for a Plan Year fail to satisfy both of the tests set forth in subparagraphs (1) and (2) of this paragraph (a), the adjustments prescribed in Section 4.5(d)(1) shall be made.

(1)           The Average Deferral Percentage for such year of the group consisting of highly compensated Eligible Employees does not exceed the product of the Average Deferral Percentage for the group consisting of all other Eligible Employees multiplied by 1.25.

(2)           The Average Deferral Percentage for such year of the group consisting of highly compensated Eligible Employees (i) does not exceed the Average Deferral Percentage for the group consisting of all other Eligible Employees by more than 2 percentage points, and (ii) does not exceed 2 times the Average Deferral Percentage for such group.

(b)           Limits imposed by section 401(m) of the Code.  Notwithstanding the provisions of Section 4.4, if the Matching Employer Contributions made for a Plan Year fail to satisfy both of the tests set forth in subparagraphs (1) and (2) of this paragraph (b), the adjustments prescribed in Section 4.5(d)(2) shall be made.

(1)           The Average Contribution Percentage for such year of the group consisting of highly compensated Eligible Employees does not exceed the product of the Average Contribution Percentage for the group consisting of all other Eligible Employees multiplied by 1.25.

(2)           The Average Contribution Percentage for such year of the group consisting of highly compensated Eligible Employees (i) does not exceed the Average Contribution Percentage for the group consisting of all other Eligible Employees by more than 2 percentage points, and (ii) does not exceed 2 times the Average Contribution Percentage for such group.

(c)           For purposes of this Section the following terms shall have the meaning set forth below:

(1)           The “Average Deferral Percentage” for a Plan Year for a group of Eligible Employees shall be the average of the ratios, calculated to the nearest one-hundredth of one percent (.01%), of the aggregate of the Before-Tax Contributions and Designated Roth Contributions for the benefit of each Eligible Employee in such group, plus any qualified nonelective contributions or qualified Matching Employer Contributions designated by an Employer for this purpose pursuant to paragraph (e) of this Section for such Eligible Employee to the total compensation for such Plan Year paid to such Employee.  For purposes of calculating the Average Deferral Percentage of a highly compensated Eligible Employee, the amount of Before-Tax Contributions and Designated Roth Contributions shall include (A) any other salary reduction contributions made by or for the benefit of such Eligible Employee under any other plan of the Employer as described in Section 1.401(k)-2(a)(3)(ii) of the Regulations and (B) any excess deferrals (as defined in Section 4.3(b) of the Plan) irrespective of whether such excess deferrals are distributed to such Eligible Employer.  For purposes of calculating the Average Deferral Percentage of any Eligible Employee who is not a highly compensated employee, the amount of Before-Tax Contributions and Designated Roth Contributions shall include any excess deferrals (as defined in Section 4.3(b) of the Plan) other than excess deferrals that arise solely from deferrals under the Plan or other plans of the Employer.  The Company may elect, in the manner prescribed by U.S. Treasury Regulations, to compute the Average Deferral Percentage for a Plan Year of the group consisting of nonhighly compensated Eligible Employees on the basis of prior Plan Year data.

(2)           The “Average Contribution Percentage” for a Plan Year for a group of Eligible Employees shall be the average of the ratios, calculated to the nearest one-hundredth of one percent (.01%), of the Matching Employer Contributions (including any Matching Employer Contributions allocated for purposes of Section 15.3) for the benefit of each Eligible Employee and, in the Company’s sole discretion, to the extent permitted under rules prescribed by the Secretary of the Treasury or otherwise under the law, a portion or all of the Before-Tax Contributions and Designated Roth Contributions made for the benefit of such Eligible Employees, plus any qualified nonelective contributions designated by an Employer for this purpose pursuant to paragraph (e) of this Section for such Eligible Employee to the total compensation for such Plan Year paid to such Employee.  The Company may elect, in the manner prescribed by U.S. Treasury Regulations, to compute the Average Contribution Percentage for a Plan Year for the group consisting of nonhighly compensated Eligible Employees on the basis of prior Plan Year data.

(3)           A “highly compensated” Employee or Eligible Employee, is an Employee or Eligible Employee, as the case may be, who is (a) a 5%-owner (as determined under section 416(i)(1)(A)(iii) of the Code) at any time during the Plan Year or the preceding Plan Year or (b) for the preceding Plan Year is paid compensation in excess of the amount provided in section 414(q)(1)(B) of the Code, adjusted for changes in the cost of living under applicable rules and regulations ($110,000 for 2009) from an Employer.

(4)           The term “compensation” means compensation within meaning of section 415(c)(3) of the Code.

(5)           If this Plan and one or more other plans of the Employer to which Before-Tax Contributions and Designated Roth Contributions or qualified nonelective contributions (as such term is defined in section 401(m)(4)(C) of the Code) are made are treated as one plan for purposes of section 410(b) of the Code, then such plans shall be treated as one plan for purposes of this Section.

(d)           Adjustments to Comply with Limits.  This paragraph sets forth the adjustments and correction methods that shall be used to comply with the actual deferral percentage test under section 401(k)(3) of the Code set forth in Section 4.5(a), and the actual contribution percentage test under section 401(m) of the Code set forth in Section 4.5(b).

(1)           Adjustments to Comply with Actual Deferral Percentage Test.  (A)  Adjustment to Before-Tax Contributions and Designated Roth Contributions of Highly Compensated Employees.  The Company shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether either of the tests set forth in Section 4.5(a)(1) or 4.5(a)(2) is satisfied during a Plan Year, and, if in the Company’s judgment it appears that neither of such tests will be satisfied, then the Company shall take such steps as it deems necessary or appropriate to adjust the Before-

Tax Contributions and Designated Roth Contributions for all or a portion of such Plan Year on behalf of Participants who are highly compensated Eligible Employees to the extent necessary in order for one of such tests to be satisfied.  If, as of the end of the Plan Year, the Company determines that, notwithstanding any adjustments made pursuant to the preceding sentence, neither of the tests set forth in Sections 4.5(a)(1) or 4.5(a)(2) has been satisfied, the total amount by which Before-Tax Contributions and Designated Roth Contributions must be reduced in order to satisfy either such test shall be calculated in the manner prescribed by section 401(k)(8)(B) of the Code (the “excess contributions amount”).  The excess contributions amount to be returned to Participants who are highly compensated Employees shall be allocated pro rata to each Participant who is a highly compensated Employee and whose actual dollar amount of Before-Tax Contributions and Designated Roth Contributions for such Plan Year is the highest until such dollar amount equals the next highest actual dollar amount of Before-Tax Contributions and Designated Roth Contributions made for such Plan Year on behalf of any highly compensated Employee, or until the total reduction equals the excess contributions amount.  Any excess contributions amount that must be returned which has not been allocated under the preceding sentence shall be successively allocated pro rata to each Participant who is a highly compensated Employee and whose actual dollar amount of Before-Tax Contributions and Designated Roth Contributions made for such Plan Year is the highest (determined after the allocation described in the preceding sentence) in the manner described in the preceding sentence.  Such allocations shall continue to be made to the extent necessary so that the total allocations equal the excess contributions amount.

(B)  Corrective Distributions and Forfeitures.  No later than 2½ months after the end of the Plan Year (or if correction by such date is administratively impracticable, no later than the last day of the subsequent Plan Year), the Company shall cause to be distributed to each affected Participant (i) an amount of Before-Tax Contributions and Designated Roth Contributions equal to the excess contributions amount allocated to such Participant pursuant to subparagraph (A) above, plus any income and minus any loss allocable thereto, and any corresponding Matching Employer Contributions plus any income and minus any loss allocable thereto shall be forfeited.  The amount of any gains or losses allocable to any such amounts to be so distributed or forfeited shall be determined in the same manner as gains and losses allocable to excess deferrals are determined under Section 4.3(b), except that, if different, the Plan Year shall be used instead of the taxable year.  Any amounts forfeited pursuant to this paragraph shall be treated in the same manner as forfeitures described in Section 8.2(c).  The amount of Before-Tax Contributions and Designated Roth Contributions (and gains or losses allocable thereto) to be distributed to a Participant hereunder shall be reduced by any Before-Tax Contributions and Designated Roth Contributions previously distributed to such Participant pursuant to Section 4.3 in order to comply with the limitations of section 402(g) of the Code.  The unadjusted amount of any such reductions so distributed or forfeited shall be treated as “annual additions” for purposes of Section 7.9.  Any Before-Tax Contributions and Designated Roth Contributions that are distributed to a Participant pursuant to this paragraph shall be first treated as distributions of Before-Tax Contributions to the extent such Participant made Before-Tax Contributions to the Plan for such Plan Year and, to the extent such excess contributions to be distributed exceed the amount of Before-Tax Contributions made by such Participant for the Plan Year, the remaining excess contributions to be distributed shall be treated as distributions of Designated Roth Contributions for such Plan Year.

(2)           Adjustments to Comply with the Actual Contribution Percentage Test.  (A)  Adjustment to Matching Employer Contributions of Highly Compensated Employees.  If, as of the end of the Plan Year but after taking into account the forfeiture of Matching Employer Contributions made on behalf of highly compensated Employees pursuant to subparagraph (1)(B) above, the Company determines that neither of the tests set forth in Section 4.5(b)(1) or 4.5(b)(2) is satisfied for such Plan Year, then the Company shall calculate a total amount by which Matching Employer Contributions must be reduced in order to satisfy either such test, in the manner prescribed by section 401(m)(6)(B) of the Code (the “excess aggregate contributions amount”).  The excess aggregate contributions amount to be distributed or forfeited with respect to Participants who are highly compensated Employees shall be allocated pro rata to each Participant who is a highly compensated Employee and whose actual dollar amount of Matching  Employer Contributions for such Plan Year is highest until such reduced dollar amount equals the next highest dollar amount of Matching Employer Contributions made for such Plan Year on behalf of any highly compensated Employee, or until the total reduction equals the excess aggregate contributions amount.  Any excess aggregate contributions amount that must be distributed or forfeited which has not been allocated under the preceding sentence shall be successively allocated pro rata to each Participant who is a highly compensated Employee and whose actual dollar amount of Matching Employer Contributions made for such Plan Year is the highest (determined after the allocation described in the preceding sentence) in the manner described in the preceding sentence.  Such allocations shall continue to be made to the extent necessary so that the total allocations equal the excess aggregate contributions amount.

(B)  Corrective Distributions and Forfeitures.  With respect to the amount of Matching Employer Contributions equal to the excess aggregate contributions amount allocated to each Participant who is a highly compensated Employee as described in subparagraph (2)(A) above, the Company shall distribute no later than 2½ months after the end of the Plan Year (or if correction by such date is administratively impracticable, no later than the last day of the subsequent Plan Year), the amount of such Matching  Employer Contributions plus any income and minus any loss allocable thereto in which the Participant would be vested if he or she terminated employment on the last day of such Plan Year (or earlier if such Participant actually terminated employment at any earlier date), and the amount of such Matching  Employer Contributions in which the Participant would not be vested plus any gains and minus any losses allocable thereto shall be forfeited.  The amount of any gains or losses allocable to any such amounts to be so distributed or forfeited shall be determined in the same manner as gains and losses allocable to excess pre-tax contributions are determined under Section 4.3(b), except that, if different, the Plan Year shall be used instead of the taxable year.  Any amounts forfeited pursuant to this paragraph shall be treated in the same manner as forfeitures described in Section 8.2(c).  The unadjusted amount of such reductions so distributed shall be treated as “annual additions” for purposes of Section 7.10.

(e)           Designation of Qualified Nonelective Contributions and Qualified Matching Contributions.  Each Plan Year, the Committee may require some or all of the Employers to make, to the extent permitted by the Secretary of the U.S. Department of Treasury, a “qualified nonelective contribution,” within the meaning of section 401(m)(4)(C) of the Code, or a “qualified matching contribution,” within the meaning of U.S. Treasury Regulation § 1.401(k)-1(b)(5), to the Plan for purposes of applying the tests set forth in paragraph (a) or (b) of this Section (or both).  Any qualified nonelective contribution to the Plan shall be allocated to the accounts of those Participants who are not highly compensated Employees (as defined in paragraph (d) of this Section) for the Plan Year with respect to which such qualified nonelective contribution is made and who are actively employed by the contributing Employer on the date such contribution is made, beginning with the Participant with the lowest compensation for such Plan Year and allocating the maximum amount permissible under Section 7.7 of the Plan before allocating any portion of such qualified nonelective contribution to the Participant with the next lowest compensation.  Such allocation shall continue until the Plan satisfies the requirements in paragraphs (a) and (b) of this Section or until the amount of such qualified nonelective contribution has been completely allocated.  Qualified matching contributions shall be allocated to the accounts of Participants who are not highly compensated Employees (as defined in paragraph (d) of this Section) for the Plan Year with respect to which such qualified matching contribution is made and who are actively employed on the date such contribution is made as a percentage of all or a portion of each such Employee’s pre-tax contributions as shall be designated by the Company.

Section 4.6.           Employer Contributions Reduced by Forfeitures.  Any amounts credited to the Employer Account or Employer Matching Account of Participants which are forfeited pursuant to Section 8.2, reduced by the amount, if any, of such forfeitures which pursuant to Section 8.9 or Section 9.4 have been used to reinstate benefits of “lost” Participants or Beneficiaries or to recredit Accounts of former Participants, shall be applied in reduction of the Employer Contributions and Matching Employer Contributions due from such Employer pursuant to Section 4.1 and 4.4 and, if greater than such Employer Contributions and Matching Employer Contributions otherwise due, shall be applied in reduction of each succeeding Employer Contributions and Matching Employer Contributions of such Employer until fully applied.  Any forfeiture applied in reduction of such Contributions shall be treated for all purposes of this Plan as if it were an Employer Contribution or Matching Employer Contribution made by such Employer.

Section 4.7.           Limitation on Employer Contributions.  The discretionary Employer Contributions, Before-Tax Contributions, Designated Roth Contributions, and Matching Employer Contributions of an Employer for any Plan Year shall not exceed the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes for the fiscal year of such Employer which ends with or within such Plan Year.  If the amount which an Employer would otherwise be required to contribute is limited by the preceding sentence, the amount of the contribution by such Employer otherwise required by Sections 4.2 and 4.4, after giving effect to any limitation or refund required by Sections 4.3 and 4.5, shall be reduced by a like amount.  The amount of such reduction shall be applied ratably to reduce the amount otherwise required by Sections 4.2 and 4.4 to be contributed for such Plan Year on behalf of each Participant.  The amount of any reduction applicable to the contribution otherwise required to be made on behalf of a Participant under Section 4.2 which has previously been applied in reduction of such Participant’s Compensation shall be paid to such Participant.

Any contribution made by an Employer by reason of a good faith mistake of fact, or the portion of any contribution made by an Employer which exceeds the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes by reason of a good faith mistake in determining the maximum allowable deduction, shall upon the request of such Employer be returned by the Trustee to the Employer, and, if any such contribution was a Before-Tax Contributions or Designated Roth Contribution, the amount thereof shall be paid by the Employer to the Participant on whose behalf such contribution was made and included in the Participant’s compensation for federal income tax purposes for the year of such payment.  An Employer’s request and the return of any contribution must be made within one year after such contribution was mistakenly made or after the deduction of such excess portion of such contribution was disallowed, as the case may be.  The amount to be returned to an Employer pursuant to this paragraph shall be the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the maximum allowable deduction.  Earnings attributable to the mistaken contribution shall not be returned to the Employer but losses attributable thereto shall reduce the amount to be so returned.  If the return to an Employer of the amount attributable to the mistaken contribution would cause the balance of any Participant’s Account as of the date such amount is to be returned (determined as if such date coincided with the close of a Plan Year) to be reduced to less than what would have been the balance of such Account as of such date had the mistaken amount not been contributed, the amount to be returned to the Employer shall be limited so as to avoid such reduction.

Any contributions distributed to a Participant pursuant to this paragraph shall be first treated as distributions of Before-Tax Contributions to the extent such Participant made

Before-Tax Contributions to the Plan for such Plan Year and, to the extent such distributed contributions exceed the amount of Before-Tax Contributions made by such Participant for the Plan Year, the remaining contributions shall be treated as distributions of Designated Roth Contributions for such Plan Year.

ARTICLE 5

EMPLOYEE AFTER-TAX AND ROLLOVER CONTRIBUTIONS

Section 5.1.           Employee After-Tax Contributions.  Except for any amount transferred from an Amended Plan to a Prior Plan After-Tax Account, Participants are not allowed and have never been allowed to contribute a percentage of their compensation to this Plan on an after-tax basis.

Section 5.2.           Rollover Contributions.  (a) Requirements for rollover contributions.  If an Eligible Employee receives an “eligible rollover distribution” (within the meaning of section 402(c)(4) of the Code) from an employees’ trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code, a qualified annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code or an eligible plan under section 457(b) of the Code which is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, then such Eligible Employee may contribute to this Plan an amount not in excess of the eligible rollover distribution (other than the portion, if any, attributable to after-tax contributions).  If an Eligible Employee receives a distribution or distributions from an individual retirement account or annuity (within the meaning of section 408 of the Code) and the amount received represents the entire amount in such account or such annuity and no amount in such account is attributable to any source other than an eligible rollover or a “qualified total distribution” (within the meaning of section 402(a)(5)(E)(i) of the Code as in effect prior to January 1, 1993) and any earnings on such a rollover contribution, then such Eligible Employee may contribute to the Plan such distribution or distributions (other than the portion, if any, attributable to after-tax contributions), provided, however, that none of such distributions from individual retirement accounts or annuities can include Designated Roth Contributions described in Section 402A of the Code or any related earnings with respect to such contributions.  An Eligible Employee may make a Rollover Contribution pursuant to this Article prior to the date on which he or she satisfies the eligibility requirements described in Article 3.

(b)           Delivery of rollover contributions to Trustee.  Any rollover contribution made pursuant to paragraph (a) of this Section shall be delivered by the Eligible Employee to the Trustee on or before the 60th day after the day on which the Employee receives the distribution or on or before such later date as may be prescribed by law or shall be transferred on behalf of the Eligible Employee directly from the trust from which the eligible rollover distribution is made.  Any such contribution must be accompanied by (i) a statement of the Employee that to the best of his knowledge the amount so transferred meets the conditions specified in paragraph (a) of this Section and (ii) a copy of such documents as may have been received by the Employee advising him of the amount and of the character of such distribution.  Notwithstanding the foregoing, the Trustee shall not accept a rollover contribution if in its judgment accepting such contribution would cause the Plan to violate any provision of the Code or Regulations, and the Trustee shall not be required to accept such a contribution to the extent it consists of property other than cash.

(c)           Accounting and effect of rollover contribution.  The Trustee shall establish and maintain, or cause to be established and maintained, for each Eligible Employee who makes a rollover contribution a Before-Tax Rollover Account and to the extent applicable, a Roth Rollover Account to which shall be credited such contribution.  An Eligible Employee’s interest in his Before-Tax Rollover Account and/or Roth Rollover shall be nonforfeitable at all times.  If a rollover contribution is made by an Eligible Employee prior to his becoming a Participant, such Eligible Employee shall until such time as he becomes a Participant be deemed to be a Participant and his Before-Tax Rollover Account and/or Roth Rollover shall be deemed to be an account or accounts of a Participant for all purposes of this Plan except for the purposes of being eligible to make Before-Tax Contributions or Designated Roth Contributions.

ARTICLE 6

TRUST

A Trust shall be created by the execution of a Trust agreement between the Company and the Trustee.  All contributions under this Plan shall be paid to the Trustee.  The Trustee shall hold all monies and other property received by it and invest and reinvest the same, together with the income therefrom, on behalf of the Participants collectively in accordance with the provisions of the Trust agreement. The Trustee shall make distributions from the Trust Fund at such time or times to such person or persons and in such amounts as the Trustee shall direct in accordance with this Plan.

ARTICLE 7

ALLOCATION OF TRUST INCOME AND

CONTRIBUTIONS TO PARTICIPANTS’ ACCOUNTS

Section 7.1.           Separate Accounts.  The Company shall maintain or cause to be maintained separate Accounts for each Participant.  The Accounts maintained for a Participant shall consist of (i) an Employer Account, if necessary, to which shall be credited all Employer Contributions made pursuant to Section 4.1, (ii) a Before-Tax Contribution Account to which shall be credited all Before-Tax Contributions made on behalf or the Participant pursuant to Section 4.2 and the balance of the Salary Reduction Contribution Account as of December 31, 2008, (iii) a Designated Roth Contribution Account to which shall be credited all Designated Roth Contributions made on behalf of the Participant pursuant to Section 4.2, (iv) an Employer Matching Account, to which shall be credited all contributions made pursuant to Section 4.4, (v) a Prior Plan After-Tax Account, if necessary, to which a Participant’s after-tax employee contributions account under an Amended Plan shall be credited, (vi) a Prior Plan Account, if necessary, to which a Participant’s account (other than the portion thereof, if any, attributable to after-tax employee contributions) under an Amended Plan shall be credited, (vii) a Before-Tax Rollover Account, if necessary, established pursuant to Section 5.2(c) for contributions which have previously been determined to be excluded from gross income pursuant to Section 402(g) of the Code, and (viii) a Roth Rollover Account, if necessary, established pursuant to Section 5.2(c) for Designated Roth Contributions described in Section 402A of the Code.  Unless the context otherwise requires, the Participant’s “account balance” shall mean the aggregate value of all separate accounts maintained for such Participant pursuant to this Plan and Trust Agreement.

Such Accounts shall be solely for accounting purposes and there shall be no segregation of assets of the Trust Fund or of any separate investment fund among separate accounts.  The books of accounts, forms and accounting methods used in the administration of Participants’ Accounts shall be the responsibility of, and shall be subject to the supervision and control of, the Company.

Section 7.2.           Establishment of Designated Funds.

(a)           The Company directs the Committee to cause the Trustee to establish Designated Funds in accordance with subsection (b) below among which Participants shall be allowed to direct the investment of all, or such portion as the Company shall allow, of their Accounts.  The Committee shall undertake to describe each Designated Fund according to its principal characteristics for the convenience of the Participants, but the Committee shall in no way be liable or responsible for the failure of any fund so designated to attain or maintain the characteristics by which it has been so identified.

(b)           The Committee shall direct the Trustee to establish as Designated Funds the TDS Common Stock Fund, which fund shall be invested by the Trustee in TDS Common Shares, the TDS Special Common Stock Fund, which fund shall be invested by the Trustee in TDS Special Common Shares, and the USCC Common Stock Fund, which fund shall be invested by the Trustee in USCC Common Shares.  In accordance with Section 404(c) of ERISA, the Committee shall select and also direct the Trustee to establish as Designated Funds at least 3 collective investment funds or mutual funds each of which (i) is diversified, (ii) has materially different risk and return characteristics, and (iii) when combined with investments in the other such Funds tends to minimize through diversification the overall risk of the

Participants.  The Designated Funds selected by the Committee shall in the aggregate enable the Participants by choosing among them to achieve a portfolio with aggregate risk and return characteristics at any point within the range normally appropriate for the Participants.

(c)           The Committee may at any time and from time to time, in the Committee’s sole discretion, expand, modify or otherwise alter the Designated Funds selected by the Committee pursuant to subsection (b) above and may establish one or more pooled funds.  The Committee shall also have the right, in the Committee’s sole discretion, to delegate its responsibility under this Section 7.2 to one or more other fiduciaries selected by the Committee.

(d)           The Director of Employee Benefits of the Company is the fiduciary responsible for ensuring that (i) adequate procedures are established and followed to maintain confidentiality with respect to Participants’ purchases, holdings and sales of securities under the TDS Common Stock Fund, the TDS Special Common Stock Fund and the USCC Common Stock Fund, and Participants’ exercise of voting, tender and similar rights with respect to such Funds and (ii) a fiduciary independent of the Employers is appointed to carry out activities with respect to such Funds that the Director of Employee Benefits of the Company determines involve a potential for undue Employer influence upon Participants with regard to the direct or indirect exercise of shareholder rights.

Section 7.3.           Direction of Investments.

(a)           Except as provided below, each Participant shall have the opportunity to direct, at the time and in the manner prescribed by the Company, that each of his Accounts is to be invested among the Designated Funds as so elected by the Participant; provided that the Participant may not elect to invest less than one percent (1%) (or a whole multiple thereof) in any Designated Fund.  The opportunity to direct investment of the Self-Directed Amounts shall be offered in accordance with Section 404(c) of ERISA.  Except as otherwise provided in Section 404(c) of ERISA, all investment directions made pursuant to this Section 7.3 and Section 7.5 hereof shall be followed.  The fiduciaries for the Plan will not be liable for any losses that are the direct and necessary result of a Participant’s investment directions.

(b)           In the event any Participant fails to so direct the manner of investment of any contribution and deliver such direction in the time and manner specified by the Company, such contribution shall be invested in a Designated Fund selected by the Committee.

(c)           In the event any Participant terminates Service for any reason, the Committee may, in its discretion or after consultation with the Participant, direct the Trustee to shift any investment in Designated Funds to an investment determined by the Committee without Employee direction.

Section 7.4.           Fund Allocations.  Dividends, interest, gains, losses, expenses and other distributions received by the Trustee with respect to a Designated Fund shall be allocated to that Designated Fund.

Section 7.5.           Duration of Investment Election.  An investment direction by a Participant shall continue in effect until changed by such Participant at the time and in the manner prescribed by the Company.  A Participant’s investment direction applicable to future Before-Tax Contributions and Designated Roth Contributions may be changed at any time and will be effective as soon as administratively practicable after the change in direction is received by the Company or its designee.  A Participant’s investment direction applicable to his current

Account balance may be changed as of the next Valuation Date administratively practicable after such change in direction is received by the Company or its designee.

Section 7.6.           Allocation of Trust Income.

(a)           As of each Valuation Date, any income or loss of, and any increase or decrease in the fair market value of the Trust  assets since the preceding Valuation Date shall be credited to or deducted from the Account of each Participant who has an unpaid balance in his Account as of the preceding Valuation Date (adjusted in a uniform and non-discriminatory way for contributions and withdrawals from such Account through the current Valuation Date) in the ratio that each such Account bears to the total of all such Accounts.

(b)           Notwithstanding subsection (a) above, as of each Valuation Date, any increase or decrease in the fair market value of any Designated Fund attributable to a Participant’s designated investment therein, and all income and losses of such Designated Fund since the preceding Valuation shall be credited to or deducted from the Account of such Participant.

(c)           Notwithstanding any provision of this Article 7, any Designated Roth Contribution Account and Roth Rollover Account shall be maintained in a manner that satisfies the separate accounting requirement, and any Regulations or other requirements promulgated, under Section 402A of the Code.  Accordingly, gains, losses and other credits and charges shall be separately allocated on a reasonable basis to each such account and other accounts under the Plan, the Plan shall keep a record of each Participant’s Designated Roth Contributions that have not been withdrawn, and contributions and withdrawals of Designated Roth Contributions, and related earnings, shall be accounted for with respect to Designated Roth Contribution Accounts and Roth Rollover Accounts.  However, forfeitures shall not be allocated to any Designated Roth Contribution Account or Roth Rollover Account.  These separate accounting requirements apply with respect to a Participant from the time the Participant makes his first Designated Roth Contribution or completes a rollover to a Roth Rollover Account until the time the Participant’s Designated Roth Contribution Account and Roth Rollover Account are distributed.

Section 7.7.           Allocation of Before-Tax Contributions and Designated Roth Contributions.  As of the next Valuation Date administratively practicable after the date they are made, any Before-Tax Contributions and Designated Roth Contributions made by a Participant shall be credited to the applicable Before-Tax Contribution Account or the Designated Roth Contribution Account as previously elected by the Participant.

Section 7.8.           Allocation of Employer Contributions, Forfeitures and Matching Employer Contributions.

(a)           As of any Valuation Date, any balance in a Participant’s Account that is forfeited during the Plan Year pursuant to Sections 4.5(d) or 8.2(c) hereof shall be used to restore the Account of any Participant who during such Plan Year complies with the requirements of Section 9.4 hereof.

(b)           As of any Valuation Date, the forfeitures, if any, that remain after application of subsection (a) above shall be used to reduce the Employers’ Matching Employer Contributions under Section 4.4 hereof.

(c)           Matching Employer Contributions contributed by the Employers to the Trustee under Section 4.4 hereof shall be allocated among the respective Employer Matching

Accounts of Participants who made Matchable Salary Reduction Contributions to the Plan for the applicable payroll period under Section 4.2 hereof.  Each Participant’s Matching Employer Account shall be credited with an amount equal to the Matching Employer Contributions made on his behalf as of the next Valuation Date or as soon as administratively practicable thereafter.

(d)           As of each Annual Valuation Date, the Employer contribution for the Plan Year under Section 4.1 hereof and the forfeitures, if any, that remain after application of subsections (b) and (c) above shall be allocated ratably among the respective Employer Accounts of each Participant who (i) is credited with 1,000 Hours of Service for such Plan Year and (ii) is in the Service of an Employer on the Annual Valuation Date or had terminated Service during the Plan Year on account of Retirement, Total and Permanent Disability or death in the ratio that each such Participant’s Compensation bears to the total Compensation of all Participants who are entitled to an allocation under this subsection (d) for such Plan Year.

Section 7.9.           Statutory Limitations on Allocations.  Notwithstanding any other provision of this Plan, the amounts credited to the Employer Account, Employer Matching Account, Before-Tax Contribution Account and Designated Roth Contribution Account and for Plan Years beginning prior to January 1, 2009, the Salary Reduction Contribution Account of each Participant for any Plan Year shall be limited so that the aggregate annual additions for such Plan Year to the Account in this Plan and to the Participant’s accounts in all other defined contribution plans in which he is a Participant shall not exceed the lesser of (i) the dollar limitation on annual additions in Section 415(c)(1)(A) of the Code, adjusted for changes in the cost of living under applicable rules and regulations ($49,000 for 2009) and (ii) 100% of the Participant’s compensation (as defined below) for such Plan Year.

If the amounts to be allocated to a Participant’s accounts pursuant to Sections 7.7 and 7.8 for a Plan Year would exceed the limitations set forth in this Section 7.9 such excess shall be reduced before allocations are made to the Participant’s accounts.  If in any Plan Year the annual additions to a Participant’s accounts exceed the limitations set forth above as a result of (i) the allocation of forfeitures, (ii) a reasonable error in estimating a Participant’s compensation, (iii) a reasonable error in determining the amount of Before-Tax Contributions or Designated Roth Contributions, and for Plan Years beginning prior to January 1, 2009, the amount of Salary Reduction Contributions (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to a Participant under the limits of Section 415 of the Code, or (iv) under other limited facts and circumstances as determined by the Commissioner of Internal Revenue, then the Company shall reduce such Participant’s annual additions to the extent of such excess in the manner described below:

(a)           First, by reducing the Before-Tax Contributions and Designated Roth Contributions, and for Plan Years beginning prior to January 1, 2009 the Salary Reduction Contributions and related Matching Employer Contributions made on behalf of such Participant under this Plan.  Any reduction in Before-Tax Contributions, Designated Roth Contributions and Salary Reduction Contributions (plus any income and minus any loss allocable to such Contributions) shall be paid to such Participant as additional compensation.  Any Before-Tax Contributions and Designated Roth Contributions that are distributed to a Participant pursuant to this section shall be first treated as distributions of Before-Tax Contributions to the extent such Participant made Before-Tax Contributions to the Plan for such Plan Year and, to the extent such excess Contributions exceed the amount of Before-Tax Contributions made by such Participant for the Plan Year, the remaining excess Contributions shall be treated as distributions of Designated Roth Contributions for such Plan Year.

(b)           Second, the amount of annual additions in excess of such limitations (after making the distributions under clause (a) above) shall be corrected in accordance with the Employee Plans Compliance Resolution System of the Internal Revenue Service by reducing the amount of forfeitures allocated to such Participant’s accounts under this Plan and other plans maintained by any Employer, in accordance with the terms of each such plan.

The “annual additions” during a Plan Year to a Participant’s Account in this Plan or to the Participant’s accounts in any other defined contribution plan is the sum for such Plan Year of the following as determined within the meaning of section 1.415(c)-1(b) of the Regulations:

(i)            the amount of Employer Contributions (including Before-Tax Contributions and Designated Roth Contributions and for Plan Years beginning prior to January 1, 2009, Salary Reduction Contributions) allocated to such Participant’s accounts (but excluding “catch-up” contributions made pursuant to section 414(v) of the Code and restorative payments (within the meaning of section 1.415(c)-1(b)(2)(ii)(C) of the Regulations)),

(i)            the amount of forfeitures allocated to such Participant’s accounts,

(ii)           the amount allocated to any individual medical benefit account (as defined in section 415(l) of the Code) maintained on behalf of the Participant, and

(iii)          the amount of contributions made by the Participant to such plan (but excluding any rollover contributions as defined in sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8) and 408(d)(3) of the Code and any direct transfers made from another qualified plan within the meaning of section 401(a) of the Code to any such plan.

For purposes of this Section, the “limitation year” shall be the Plan Year, the terms “defined contribution plan” and “year of service” shall have the meanings set forth in section 415 of the Code and Regulations promulgated thereunder.  For purposes of this Section, a Participant’s Employer shall include entities which are members of the same controlled group (within the meaning of section 414(b) of the Code as modified by section 415(h) of the Code) or affiliated service group (within the meaning of section 414(m) of the Code) as the Company or under common control (within the meaning of section 414(c) of the Code as modified by section 415(h) of the Code) with the Company or such entities.  For purposes of this Section, the term “compensation” shall have the meaning set forth in section 415(c)(3) of the Code and section 1.415(c)-2 of the Regulations; provided, however, that with respect to a Participant (other than a highly compensated employee as defined in section 414(q) of the code) who is not receiving compensation from an Employer because of a Total and Permanent Disability, compensation means the compensation such Participant would have received for the Plan Year if such Participant was paid the same Compensation he was paid for the calendar year immediately preceding the date his Total and Permanent Disability commenced.

Section 7.10.         Correction of Error.  If it shall come to the attention of the Plan Administrator that an error has been made in any of the allocations prescribed by this Article, appropriate adjustment shall be made to the Accounts of all Participants and Distributees which are affected by such error, except that no adjustment need be made with respect to any Distributee whose Account has been distributed in full prior to the discovery of such error.

ARTICLE 8

DISTRIBUTIONS, WITHDRAWALS AND LOANS

Section 8.1.           Termination of Employment Under Circumstances Entitling the Participant to Full Distribution of His Account.  If a Participant’s employment shall terminate under any of the following circumstances, the Participant or his designated Beneficiary, as the case may be, shall be entitled to receive the entire balance of his Account determined as of the next Valuation Date administratively practicable following the later of the date of the Participant’s termination of employment and the date the Participant or his designated Beneficiary, as the case may be, properly completes and delivers all required distribution forms:

(1)           After the Participant attains age 65.

(2)           Due to the Participant’s Total and Permanent Disability.

(3)           After the Participant has completed at least three Years of Vesting Service or, if the Participant is credited with at least one Hour of Service for services rendered on or after January 1, 2008, then after the Participant has completed at least two Years of Vesting Service.

(4)           After the Participant’s death.

Section 8.2.           Termination of Employment Under Circumstances Resulting in Partial Forfeiture of the Participant’s Account Balance.  (a)  If a Participant’s employment shall terminate under circumstances other than those set forth in Section 8.1, the Participant shall be entitled to receive the entire balance of his Before-Tax Contribution Account, Designated Roth Contribution Account, Before-Tax Rollover Account, Roth Rollover Account, and Prior Plan After-Tax Account, and the portion of his Prior Plan Account attributable to Before-Tax Contributions and amounts rolled over from another plan, and the following percentage of the balance in his Employer Account, Employer Matching Account, and the remaining balance in his Prior Plan Account, determined as of the next Valuation Date administratively practicable following the later of the date of the Participant’s termination of employment and the date the Participant properly completes and delivers all required distribution forms:

(1)                                 If the Participant is not credited with any Hour of Service on or after January 1, 2008, the following schedule shall apply:

Nonforfeitable
Years of Vesting Service	Percentage
Less than 1	0%
At least 1, but less than 2	34%
At least 2, but less than 3	67%
3 years or more	100%

(2)                                 If the Participant is credited with one or more Hours of Service on or after January 1, 2008, the following schedule shall apply:

Nonforfeitable
Years of Vesting Service	Percentage
Less than 1	0%
At least 1, but less than 2	34%
2 years or more	100%

(b)           Notwithstanding paragraph (a) of this Section, if a Participant participated in an Amended Plan such Participant’s non-forfeitable percentage determined under subsection (a) above shall not be less than his nonforfeitable percentage determined under such Amended Plan.  In addition, in the case of a Participant described in the preceding sentence who is credited with 3 or more Years of Service for vesting purposes under such Amended Plan, such Participant shall be permitted to elect to have his nonforfeitable percentage attributable to all of his Years of Service under the Plan determined in accordance with the vesting schedule in effect under such Amended Plan without regard to paragraph (a) of this Section.

(c)           Any forfeitable balance remaining in the Employer Account, Employer Matching Account and Prior Plan Account of a Participant whose employment terminates shall be forfeited as of the Valuation Date coincident with or immediately following the date the Participant’s employment terminates if the Participant receives a distribution.  Amounts forfeited pursuant to this Section shall be used first to restore the Accounts of “lost” Participants or Beneficiaries as described in Section 8.9, next to restore the Accounts of Participants who are reemployed by the Employer of such Participant as described in Section 9.4, and lastly to reduce future Employer Contributions to the Plan by the Employer of such Participant as described in Section  4.1 or Section 4.4.

Section 8.3.           Method of Distributions.  (a)  Required method of distribution commencing during Participant’s lifetime.  Any distribution to which a Participant becomes entitled upon termination of employment shall be distributed by the Trustee by whichever of the following methods the participant elects:

(1)           By payment in a lump sum

(2)           By payment in a series of substantially equal annual or more frequent installments, over a period determined by the Participant which does not exceed the joint and last survivor life expectancy of the Participant and a Beneficiary as determined by a published mortality table.  If the balance in a Participant’s Account is insufficient to complete the number of installments initially contemplated, payment of installments shall terminate upon exhaustion of the Distributee’s accounts.  If the Participant dies after the commencement of payments pursuant to this subparagraph (2), the remaining balance of his Account shall continue to be distributed at least as rapidly as under the method of distribution used prior to the Participant’s death.

Distributions under the Plan shall be made by payment of a lump sum unless a Participant elects another method available to him or her under the terms of this Plan.

(b)           Distribution of Employer Securities.  Payment of benefits hereunder shall be made in cash except to the extent that the Participant’s Account is invested in the TDS Common Stock Fund, the TDS Special Common Stock Fund or the USCC Common Stock Fund in which case to the extent his account is so invested, payment can be made in whole TDS Common Shares, TDS Special Common Shares or USCC Common Shares, respectively (plus cash in lieu of fractional shares), if the Participant so elects.

(c)           Small benefits payable in lump sum.  Notwithstanding any provision of this Plan to the contrary, if the amount of the Participant’s nonforfeitable Account balance determined under Section 8.1 or 8.2 does not exceed $1,000 at the time of distribution of such

Account, such amount shall be distributed in one lump sum payment as soon as administratively practical after the Participant’s termination of employment.

Section 8.4.           Time of Distribution Commencing During Participant’s Lifetime.  (a)  Termination of Employment.  Subject to Section 8.3(c), upon a Participant’s termination of employment on or after the Effective Date, distribution of the Participant’s vested Account balance shall commence in accordance with the directions of the Participant as soon as administratively practicable, but in no event later than 60 days after the Annual Valuation Date of the Plan Year in which the Participant’s employment terminates and he has properly completed and delivered all required distribution forms.  Subject to Section 8.3(c), if a Participant terminated employment prior to the Effective Date, distribution of the Participant’s vested Account balance shall commence in accordance with the directions of the Participant as soon as administratively practicable, but in no event later than 60 days after the Annual Valuation Date of the Plan Year in which the Participant  has properly completed and delivered all required distribution forms.  In the event that a Participant described in the preceding sentences fails to properly complete and deliver all required distribution forms, distribution of the Participant’s vested Account balance shall be paid in a lump sum as soon as administratively practicable after he attains age 65, but in no event later than 60 days after the Annual Valuation Date of the Plan Year in which the Participant attains age 65.

(b)           Required beginning date.  Notwithstanding any provision of the Plan to the contrary, all distributions under the Plan will be made in accordance with Section 401(a)(9) of the Code and the Final and Temporary Regulations thereunder, including both the minimum distribution requirements and the minimum distribution incidental benefit requirements thereof.  If a Participant is in employment after the date on which the Participant attains age 70-1/2, distribution of such Participant’s vested Account balance shall commence not later than the April 1 next following (i) in the case of a Participant who is a 5-percent owner as defined in Section 416(i) of the Code, the calendar year in which the Participant attains age 70-1/2 and (ii) in the case of all other Participants, the calendar year in which the Participant retires.  Notwithstanding the foregoing, a Participant who is not a 5-percent owner as defined in Section 416(i) of the Code and who attains age 70-1/2 prior to January 1, 2002 shall be permitted to elect that distribution commences no later than the April 1 next following the calendar year in which the Participant attains age 70-1/2.  If at the time of the distribution such Participant’s nonforfeitable balance exceeds $5,000, the nonforfeitable balance in the Participant’s Account balance shall be distributed in substantially equal annual or more frequent cash installments over a period selected by the Participant that does not exceed the joint life and last survivor expectancy of the Participant and his designated Beneficiary (provided, that at the time installments commence, the present value of all of the installments to be made to the Participant shall be more than 50% of the present value of all of the installments to be made to the Participant and his Beneficiary).  Such installments shall continue until the earlier of the Participant’s death or termination of employment with his Employer, an Affiliate or a Related Entity, at which time the balance of the Participant’s vested Account balance shall be distributed in the manner described in Section 8.5 hereof (in the event the Participant dies) or in Section 8.3 hereof (in the event the Participant terminates employment).

(c)           Distribution After Age 59-1/2.  Any Participant who is an Eligible Employee may direct a distribution of all or any portion of his Before-Tax Contribution Account, Designated Roth Contribution Account, Before-Tax Rollover Account and Roth Rollover Account at any time after he attains age 59-1/2 upon written request to the Company.

Section 8.5.           Designation of Beneficiary.  Each Participant shall have the right to designate a Beneficiary or Beneficiaries (who may be designated contingently or successively and which may be an entity other than a natural person) to receive any distribution to be made under Section 8.1 upon the death of such Participant, or, in the case of a Participant who dies subsequent to termination of his service but prior to the distribution of the entire amount to which he is entitled under the Plan, any undistributed balance to which such Participant would have been entitled, provided, however, that no such designation shall be effective if the Participant was married through the one-year period ending on the date of the Participant’s death unless such designation (or change thereof) was consented to at the time of such designation (or change thereof) by the person who was the Participant’s spouse during such period, in writing, acknowledging the effect of such consent and witnessed by a notary public or a Plan representative, or it is established to the satisfaction of the Plan Administrator that such consent could not be obtained because the Participant’s spouse cannot be located or such other circumstances as may be prescribed in Regulations.  Subject to the preceding sentence, a Participant may from time to time, without the consent of any Beneficiary, change or cancel any such designation.  Such designation and each change or cancellation thereof shall be made in the form prescribed by the Plan Administrator and shall be filed with the Plan Administrator.  If (i) no Beneficiary has been named by a deceased Participant, (ii) such designation is not effective pursuant to the proviso contained in the first sentence of this Section, or (iii) all of the designated Beneficiaries have predeceased the Participant, any undistributed balance of the deceased Participant shall be distributed at the direction of the Plan Administrator (a) to the surviving spouse of such deceased Participant, if any, or (b) if there is no surviving spouse, to his descendants, per stirpes, or (c) if there is no surviving spouse or surviving descendant, to the executor or administrator of the estate of such deceased Participant, or (d) if no executor or administrator shall have been appointed for the estate of such deceased Participant within six months following the date of the Participant’s death, to the person or persons who would be entitled under the intestate succession laws of the state of the Participant’s domicile to receive the Participant’s personal estate in the proportions provided in such laws.  The marriage of a Participant shall be deemed to revoke any prior designation of a Beneficiary made by him and a divorce shall be deemed to revoke any prior designation of the Participant’s divorced spouse if written evidence of such marriage or divorce shall be received by the Plan Administrator before distribution has been made in accordance with such designation.

Section 8.6.           Certain limitations.  Subject to Section 8.3(a), and notwithstanding any provision of this Plan to the contrary,

(i)            distributions to a Beneficiary other than a Surviving Spouse commencing after the Participant’s death shall be paid in a single lump sum no later than 5 years after the Participant’s death; and

(ii)           if upon the Participant’s death, whether before or after distribution has been made, any amount is distributable to an entity other than a natural person, such distribution shall be paid in a single lump sum no later than 5 years after the Participant’s death.

The Account balance to be distributed shall be determined as of the next Valuation Date administratively practical following the later of the Participant’s death and the date the Beneficiary properly completes and delivers all required distribution forms.

Section 8.7.           Direct Rollovers.  (a)  Election.  Notwithstanding any provision of this Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Distributee in a direct rollover.

(b)           Definitions.  For purposes of this Section:

(i)            An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and any hardship distribution.

(ii)           An “eligible retirement plan” is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, a qualified trust described in section 401(a) of the Code or an eligible plan under section 457 of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan, that accepts the Distributee’s eligible rollover distribution.

(iii)          For purposes of this Section, a “Distributee” includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

(iv)          A “direct rollover” is a payment by this Plan to the eligible retirement plan specified by the Distributee.

Notwithstanding any provision of this Section 8.7, in the case of any eligible rollover distribution that includes all or any portion of the Participant’s Designated Roth Contribution Account or Roth Rollover Account, a Participant or surviving spouse may elect to transfer such portion only to another plan which accounts for Designated Roth Contributions described in section 402A of the Code or to a Roth IRA described in section 408A of the Code and only to the extent the rollover is permitted by the rules of section 402(c) of the Code.`

(c)           Rollover Election of a Nonspouse Beneficiary.  An individual who is a designated beneficiary of a deceased Employee and who is not the surviving spouse of the Employee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of the deceased Employee’s account to which the designated beneficiary is entitled, distributed in a direct trustee-to-trustee transfer to an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code established for the purposes of receiving the distribution on behalf of the designated beneficiary, subject at all times to Section 402(c)(11) of the Code and applicable Regulations; provided, however, that any distribution from the Participant’s Designated Roth Contribution Account or Roth Rollover Account shall only be transferred to a Roth IRA described in Section 408A of the Code.

Section 8.8.           Distributions to Minor and Disabled Distributees.  Any distribution under this Article which is payable to a Distributee who is a minor or to a Distributee who, in the opinion of the Plan Administrator, is unable to manage his affairs by reason of illness or mental incompetency may be made to or for the benefit of any such Distributee in any of the following ways as the Plan Administrator shall direct:  (a) directly to any such minor Distributee if, in the opinion of the Plan Administrator, he is able to manage his affairs, (b) to the legal representative of any such Distributee, (c) to a custodian under a Uniform Gifts to Minors Act for any such minor Distributee, or (d) to some near relative of any such Distributee to be used for the latter’s benefit.  Neither the Plan Administrator nor the Trustee shall be required to see to the application by any third party of any distribution made to or for the benefit of a Distributee pursuant to this Section.

Section 8.9.           “Lost” Participants and Beneficiaries.  If, within a period of five years following the death or other termination of employment of any Participant, the Plan Administrator in the exercise of reasonable diligence has been unable to locate the person or persons entitled to benefits under this Article, the rights of such “lost” Participant or “lost” Beneficiary, as the case may be, shall be forfeited; provided, however, that this Plan shall reinstate and pay to such “lost” Participant or “lost” Beneficiary, as the case may be, the amount of the benefits so forfeited upon a claim for such benefits made by such persons.  The amount to be so reinstated shall be obtained from the total amount which shall have been forfeited pursuant to Section 8.2 during the Plan Year in which the claim for such forfeited benefit is made.  If the amount to be reinstated to such “lost” Participant or “lost” Beneficiary, as the case may be, exceeds the amount of such forfeitures, the Employer in respect of whose Employee the claim for forfeited benefit is made shall make a contribution in an amount equal to the remainder of such excess.  Any such contribution shall be made without regard to whether or not the limitations set forth in Section 7.10 will be exceeded by such contribution.

Section 8.10.         Hardship Withdrawal.

(a)           If a Participant who is an Eligible Employee establishes to the satisfaction of the Company his need for funds because of a “financial hardship” resulting from an immediate and heavy financial need as determined by the Company in a uniform and non-discriminatory manner affecting the Participant or his spouse, children or Beneficiary, he shall be entitled to a hardship withdrawal from his Before-Tax Contribution Account and Designated Roth Contribution Account, and, if any, the portion of his Prior Plan Account attributable to Before-Tax Contributions and his Before-Tax Rollover Account and Roth Rollover Account in accordance with the provisions of this Section 8.10.

A financial hardship shall be deemed to exist only if the Participant certifies to the Company in writing that the financial need is for one of the following reasons:

(i)            expenses for (or necessary to obtain) medical care that would be deductible under section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of any person’s adjusted gross income) previously incurred by the Participant, the Participant’s spouse or any dependent of the Participant (as defined in section 152 of the Code);

(ii)           funeral or burial expenses incurred by the Participant for the Participant’s deceased parent, spouse, children or dependent (as defined in section 152 of the Code, without regard to section 152(d)(1)(B) of the Code);

(iii)          costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

(iv)          the payment of tuition, related educational fees, and room and board expenses for up to the next twelve months of post-secondary education for the Participant, the Participant’s spouse, children or dependents (as defined in section 152 of the Code, without regard to sections 152(b)(1) and (2) and 152(d)(1)(B) of the Code);

(v)           the need to prevent eviction of the Participant from his principal residence or foreclosure of the Participant’s principal residence; or

(vi)          expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

In accordance with Section 826 of the Pension Protection Act of 2006 and rules to be issued thereunder by the Secretary of the Treasury, if an event would constitute a financial hardship or unforeseeable emergency under the Plan if it occurred with respect to the Participant’s spouse or dependent, such event shall constitute a hardship or unforeseeable emergency if it occurs with respect to such Participant’s Beneficiary under the Plan.

(b)           The amount of such hardship withdrawal shall be determined by the Company, in its sole discretion, but shall not exceed the lesser of: (i) the Participant’s need for funds, which need shall include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution, (ii) the aggregate of his Before-Tax Contributions and Designated Roth Contributions and, if any, Before-Tax Contributions made to an Amended Plan, in either case, for the current and all previous Plan Years and, if any, his Before-Tax Rollover Account and his Roth Rollover Account (reduced by the amount of all prior hardship withdrawals under the Plan),and (iii) the amount that is not reasonably available from other resources of the Participant (including Plan loans pursuant to Section 8.11 hereof).  For purposes of this Section 8.10, the aggregate of a Participant’s Before-Tax Contribution Account and Designated Roth Contribution Account and, if any, Before-Tax Rollover Account and his Roth Rollover Account shall be determined as of the next Valuation Date administratively practicable following his request and, in either case, without regard to the allocations of income, expense or gain thereon.

(c)           Such amount shall be distributed in cash as soon as practicable after determination by the Company that such withdrawal is to be made, and such withdrawal shall involve no forfeiture by the Participant, no suspension of participation for the Participant and shall not affect his rights under other provisions of the Plan, except as provided in subsection (d) below.

(d)           A Participant must request a hardship withdrawal by written notice to the Company.  If such request is approved in accordance with the provisions of this Section 8.10 by the Company, the Participant may make a hardship withdrawal from his Before-Tax Contributions Account and Designated Roth Contribution Account and, if any, the portion of his Prior Plan Account attributable to Before-Tax Contributions and his Before-Tax Rollover Account and his Roth Rollover Account subject to the following restrictions:

(i)            if a Participant makes a hardship withdrawal from his Before-Tax Contributions Account or Designated Roth Contribution Account or, if any, the portion of his Prior Plan Account attributable to Before-Tax Contribution or his Before-Tax Rollover Account or his Roth Rollover Account, Before-Tax Contributions and Designated Roth Contributions under Section 4.2 hereof shall be prohibited for six months beginning as soon as practicable following the date of such withdrawal, provided, however, that as soon as practicable after the six month period has elapsed, contributions on behalf of such Participant shall automatically continue in accordance with the Participant’s most recent election under the Plan;

(ii)           no hardship withdrawal in an amount of less than $500 (or the aggregate of the Participant’s Before-Tax Contribution Account and Designated Roth Contribution Account and, if any, the portion of his Prior Plan Account attributable to Before-Tax Contributions and his Before-Tax Rollover Account or his Roth Rollover Account, if less than $500) shall be permitted;

(iii)          hardship withdrawals shall not be allowed more than once in any 6-month period commencing on the date of each such withdrawal; and

(iv)          in all respects this paragraph (d) is to be interpreted and administered so as to be consistent with the requirements set forth in section 1.401(k)-1(d)(2)(iv)(B) of the Regulations promulgated by the Internal Revenue Service.

Section 8.11.         Plan Loans.

(a)           Notwithstanding anything herein to the contrary, upon application of a Participant who is an Eligible Employee, the Company may permit the Committee to provide for a loan from the Plan to such Participant, in accordance with a uniform and nondiscriminatory policy established by the Committee.

(b)           The terms of any such loan shall be set forth in a promissory note made by the Participant and made payable to the order of the Plan.  Loans from the Plan to any Participant shall be secured by 50% of the nonforfeitable balance in the borrowing Participant’s Account and may be further secured in whole or in part by such additional security as the Committee may require.  The amount of any loan to a Participant (when added to the outstanding balance of all other loans to such Participant from the Plan or any other qualified plan of the Company, an Affiliate or a Related Entity, including any principal amount thereof repaid within the period beginning 1 year before the date of the loan and ending on the date of the loan) shall not exceed 50% of the nonforfeitable balance in the Participant’s Before-Tax Contribution Account and Designated Roth Contribution Accounts and Before-Tax Rollover Account and Roth Rollover Account and, if any, the portion of his Prior Plan Account attributable to Before-Tax Contributions and amounts rolled over from another plan (limited to $50,000).

(c)           Loans from the Plan shall be repaid by payroll deduction within a period determined by mutual agreement between the Committee and the Participant.  Such repayment period shall not exceed 5 years.

(d)           Loans from the Plan shall bear a reasonable rate of interest as determined by the Committee.

(e)           For purposes of Section 8.11 hereof, loans from the Plan to a Participant shall be treated as an investment in a Designated Fund and interest thereon shall be allocated in accordance with Section 7.6 hereof.

(f)            No loan shall be permitted in an amount of less than $1,000

(g)           Repayments of any loan made pursuant to subsection (a) above shall be suspended during any period in which a Participant is in qualified military service (as defined in Section 414(u)(5) of the Code).  Repayments shall recommence at such time as prescribed by the Committee.  Any such suspension shall not require the loan to be treated as a distribution for purposes of Section 72(p) of the Code and shall not be taken into account for purposes of Sections 401(a) and 4975(d)(1) of the Code.

ARTICLE 9

SPECIAL PARTICIPATION AND DISTRIBUTION
RULES RELATING TO REEMPLOYMENT
OF TERMINATED EMPLOYEES AND EMPLOYMENT
BY AFFILIATES AND RELATED ENTITIES

Section 9.1.           Change of Employment Status to Eligible Employee.  If a person who is not a Participant becomes an Eligible Employee because of a change in his employment status, such person shall become a Participant upon the later of (i) the date of such change or (ii) the date of the person’s twenty-first birthday.

Section 9.2.           Employment by Affiliates and Related Entities.  Except as provided in the following sentence, a person’s period of service with an Affiliate or a Related Entity only after such Affiliate or Related Entity became an Affiliate or Related Entity shall be taken into account for the purposes of determining such person’s Hours of Service and Years of Vesting Service.  In addition to the period of service credited to a person under the preceding provisions of this Plan, an Employee whose participation hereunder begins on or after the Effective Date shall upon the date on which the person commences participation in the Plan under Article 3 hereof, be credited with a period of service equal to the excess of (i) the period of service for vesting credited to the person under any Amended or Predecessor Plan over (ii) the period of service credited to the person under the preceding provisions of this Plan to determine Years of Vesting Service.

Section 9.3.           Reemployment of an Eligible Employee Whose Employment Terminated Prior to His Becoming a Participant.  If an Eligible Employee whose employment with an Employer was terminated prior to his becoming a Participant is reemployed by an Employer, he shall become a Participant upon the later of (i) the date of such Employee’s reemployment or, (ii) the date of such Employee’s twenty-first birthday.

Section 9.4.           Reemployment of a Terminated Participant.  If a Participant whose employment with an Employer was terminated is reemployed, he shall become a Participant as of the date of his reemployment.  If the Participant is reemployed prior to incurring five consecutive Break in Service Years, thereafter completes a Year of Service before incurring five consecutive Break in Service Years and, at or after his termination of employment, a portion or all of his Employer Account, Employer Matching Account and Prior Plan Account was forfeited pursuant to Section 8.2, then an amount equal to the portion of his Account which was forfeited shall be credited to his Account as of the close of the Plan Year in which he completes such Year of Service.  If pursuant to this paragraph the forfeited portion of the Employer Account, Employer Matching Account and Prior Plan Account of a Participant is to be restored, the amount restored shall be obtained from the total amount which is forfeited pursuant to Section 8.2 during the Plan Year in which such Participant is reemployed, from the Accounts of Participants employed by the same Employer as the reemployed Participant.  If the aggregate amount to be so restored to the Employer Account, Employer Matching Account and Prior Plan Account of Participants who are Employees of a particular Employer exceeds the amount of such forfeitures, the amount of such excess shall be obtained by such Employer making a contribution in an amount equal to such excess.  Any such contribution shall be made without regard to whether or not the limitations set forth in Section 7.9 will be exceeded by such contribution.

Section 9.5.           Leased Employees.  If a person who performed services as a “leased employee” (within the meaning of section 414(n)(2) of the Code) of an Employer or an Affiliate becomes an Employee, or if an Employee becomes such a leased employee, then any period during which such services were so performed shall be taken into account solely for the purposes of determining whether and when such person is eligible to participate in this Plan, measuring such person’s Years of Vesting Service and determining when such person has retired or otherwise terminated his employment for purposes of Article 8 to the same extent it would have been had such service been as an Employee.  In addition, any contribution or benefits provided under another plan to such leased employee by his or her leasing organization with respect to such services shall be treated as provided under this Plan and shall be taken into account under Section 7.9 (relating to statutory limitations on allocations to accounts) to the extent required under section 1.415(a)-1(f)(3) of the Regulations.  This Section shall not apply to any period of service during which such a leased employee was covered by a Plan described in section 414(n)(5) of the Code.  A person shall not be eligible to participate under this Plan solely as a result of being a leased employee.  For purposes of this Plan, a “leased employee” shall mean any person (other than an Employee) who pursuant to an agreement between an Employer or an Affiliate and any leasing organization has performed services for an Employer or an Affiliate on a substantially full-time basis for a period of at least one year, which services were performed under the primary direction or control of an Employer or an Affiliate.

Section 9.6.           Reemployment of Veterans.  The provisions of this Section 9.6 shall apply in the case of the reemployment by an Employer of an Employee, within the period prescribed by laws relating to the rights of reemployed veterans, after the Employee’s completion of a period of qualified military service (as defined in Section 414(u)(5) of the Code).

The provisions of this Section 9.6 are intended to provide such Employees with the rights required by Section 414(u) of the Code, and shall be interpreted in accordance with such intent.

(a)           Make Up of Participant Contributions.  Such Participant shall be entitled to make contributions under the Plan (“make up participant contributions”), in addition to any Before-Tax Contributions and Designated Roth Contributions which the Participant elects to have made under the Plan pursuant to Section 4.2.  From time to time while employed by an Employer, such Participant may elect to contribute such make up participant contributions during the period beginning on the date of such Participant’s reemployment and ending on the earlier of:

(i)            the end of the period equal to the product of three and such Participant’s period of qualified military service, and

(ii)           the fifth anniversary of the date of such reemployment.

Such Participant shall not be permitted to contribute make up participant contributions to the Plan in excess of the aggregate amount which the Participant could have elected to have made under the Plan in the form of Before-Tax Contributions and Designated Roth Contributions if the Participant had continued in active employment with his Employer during such period of qualified military service.  The manner in which a Participant may elect to contribute make up participant contributions pursuant to this paragraph (a) shall be prescribed by the Company.

(b)           Make Up of Matching Contributions.  A Participant who contributes make up participant contributions as described in paragraph (a) shall be entitled to an allocation of Matching Employer Contributions (“make up matching contributions”) in an amount equal to the amount of Matching Employer Contributions that would have been allocated to the Employer Matching Account of such Participant under the Plan if such make up participant contributions had been made in the form of Before-Tax Contributions and Designated Roth Contributions during the period of such Participant’s qualified military service (as determined pursuant to section 414(u) of the Code).  The Participant’s Employer shall make a special contribution which shall be utilized solely for purposes of such allocation.

For purposes of determining the amount of contributions to be made under this Section, a Participant’s “Base Pay” during any period of qualified military service shall be determined in accordance with section 414(u) of the Code.  Any contributions made by a Participant or an Employer pursuant to this Section on account of a period of qualified military service in a prior Plan Year shall not be subject to the limitations prescribed by Sections 4.3, 4.5 and 7.9 of the Plan for the Plan Year in which such contributions are made.  The Plan shall not be treated as failing to satisfy the nondiscrimination rules of Section 4.5 of the Plan for any Plan Year solely on account of any make up contributions made by a Participant or an Employer pursuant to this Section.

ARTICLE 10

ADMINISTRATION

Section 10.1.         Plan Administrator.  (a)  In General.  The Company shall be the “administrator” and a “named fiduciary” of this Plan within the meaning of such terms as used in ERISA.  The Company may designate in writing, if not otherwise specified in this Plan, a person or persons to be responsible for carrying out its duties as administrator or named fiduciary.  The Plan Administrator shall have the full power and authority, according to the terms and within the limits of the Plan:

(i)                                     to interpret and construe all terms of the Plan and to determine all questions arising in administration of the Plan, including the power to determine the rights or eligibility of Participants and Beneficiaries and the amounts of their respective interests;

(ii)                                  to adopt such rules and regulations and to exercise such powers, rights or privileges as the Company deems desirable for the Plan’s administration that are consistent with the purposes of the Plan;

(iii)                               to employ such agents, attorneys, actuaries, accountants, or other persons (who may also be employees of the Company) as the Company deems desirable for administration of the Plan, to delegate to such persons duties and obligations for its administration, and to pay them reasonable compensation;

(iv)                              to determine all matters with respect to the maturity of benefits, distributions from the Trust, and the identity of Distributees; and

(v)                                 to maintain the Account records of all Employees.

Benefits under the Plan will be paid only if the Plan Administrator decides, in its sole discretion, that the Participant, Beneficiary or other person is entitled to them.

(b)                                 Delegation of Fiduciary Responsibility.  The Company hereby designates the Committee to be a “named fiduciary” of the Plan, within the meaning of ERISA, solely for purposes of directing the Trustee with respect to the investment and reinvestment of the assets of the Plan, in accordance with the terms of the Plan and the Trust.  The decision of the majority of the members of the Committee shall control in the event of any disagreement among the members.  Any non-concurring member of the Committee shall not be liable or responsible for any action taken or failed to be taken over such member’s dissent if his dissent is filed in writing with the other members or such other appropriate action is taken which is required under ERISA.  The members of the Committee may (i) allocate fiduciary responsibilities between, or to, any one or more of them; (ii) designate others to carry out such responsibilities and (iii) appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) and remove any investment manager so appointed.  The Company and the Committee mutually represent and warrant, each to the other, that any directions given or information furnished by them or their respective agents for purposes of the Plan or the Trust will be given or furnished in accordance with the terms hereof, and in accordance with the applicable provisions of the Code and ERISA.

(c)                                  Indemnification.  The Company shall indemnify its officers and employees from and against any and all claims, losses, damages, expenses and liability, including attorney’s fees, that arise out of an alleged breach of fiduciary duty, other than claims, costs, losses, damages, expenses, liability and attorney’s fees incurred as a result of gross negligence or willful misconduct of such a person.  The Company shall have the right, but not the obligation, to conduct the defense of any officer or employee in a suit brought alleging a breach of fiduciary duty.

Section 10.2.                          Claims Procedure.  If any Participant or Distributee believes he is entitled to benefits in an amount greater than those which he is receiving or has received, he may file a claim with the Plan Administrator.  Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed and the address of the claimant.  The Plan Administrator shall review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim, give written notice by registered or certified mail to the claimant of its decision with respect to the claim.  If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 90-day period and in no event shall such an extension exceed 90 days.  The notice sent by the Plan Administrator shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under this Plan.  The Plan Administrator shall also advise the claimant that he or his duly authorized representative may request a review by the Committee of the denial by filing with the Committee within 60 days after notice of the denial has been received by the claimant, a written request for such review.  The claimant shall be informed that he may have reasonable access to pertinent documents and submit comments in writing to the Committee within the same 60-day period.  If a request is so filed, review of the denial shall be made by the Committee and the claimant shall be given written notice of the Committee’s final decision within sixty days after receipt of such request, unless special circumstances require an extension of time.  If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 60-day period and in no event shall such an extension exceed 60 days.  The notice of the Committee’s final decision shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based and shall be written in a manner calculated to be understood by the claimant.

Section 10.3.                          Procedures for Domestic Relations Orders.  If the Plan Administrator shall receive written evidence of any judgment, decree or order (including approval of a property settlement agreement) pursuant to State domestic relations or community property law relating to the provision of child support, alimony or marital property rights of a spouse, former spouse, child or other dependent of a Participant and purporting to provide for the payment of all or a portion of the Participant’s Account balance to or on behalf of one or more of such persons (such judgment, decree or order being hereinafter called a “domestic relations order”), the Plan Administrator shall promptly notify the Participant and each other payee specified in such domestic relations order of its receipt and of the following procedures.  After receipt of a domestic relations order, the Plan Administrator, shall determine whether such order constitutes a “qualified domestic relations order,” as defined in Section 13.2(b), and shall notify the Participant and each payee named in such order in writing of its determination.  Such notice shall be written in a manner calculated to be understood by the parties, shall set forth specific reasons for the Plan Administrator’s determination and shall contain an explanation of the review procedure under this Plan.  The Plan Administrator shall also advise each party that he or his duly authorized representative may request a review by the Committee of the Plan Administrator’s determination by filing with the Committee a written request for such review.  The Plan Administrator shall give each party affected by such request notice of such request for review.  Each party also shall be informed that he may have reasonable access to pertinent documents and submit comments in writing to the Committee in connection with such request for review.  Each party shall be given written notice of the Committee’s final determination, which notice shall be written in a manner calculated to be understood by the parties and shall include specific reasons for such final determination.  Prior to the issuance of Regulations, the Plan Administrator shall establish the time periods in which the Plan Administrator determines, a request for review thereof and the review by the Committee shall be made, provided that the total of such time periods shall not be longer than 18 months from the date written evidence of a domestic relations order is received by the Plan Administrator.

Section 10.4.                          Notices to Participants, Etc.  All notices, reports and statements given, made, delivered or transmitted to a Participant or any other person entitled to or claiming benefits under this Plan shall be deemed to have been duly given, made or transmitted when mailed by first class mail with postage prepaid and addressed to the Participant or such person at the address last appearing on the records of the Plan Administrator.  A Participant or other person may record any change of his address from time to time by written notice filed with the Plan Administrator.

Section 10.5.                          Notices to Employers or Plan Administrator.  Written directions, notices and other communications from Participants or any other person entitled to or claiming benefits under this Plan to the Employers, the Plan Administrator, or the Committee shall be deemed to have been duly given, made or transmitted either when delivered to such location as shall be specified upon the forms prescribed by the Plan Administrator for the giving of such directions, notices and other communications or when mailed by first class mail with postage prepaid and addressed to the addressee at the address specified upon such forms.

Section 10.6.                          Records.  The Plan Administrator shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in its judgment for the administration of the Plan.

Section 10.7.                          Reports of Trust Fund and Accounting to Participants.  The Plan Administrator shall keep on file, in such form as it shall deem convenient and proper, all reports concerning the Trust Fund received by it from the Trustee.

ARTICLE 11

PARTICIPATION BY OTHER EMPLOYERS

Section 11.1.                          Adoption of Plan.  With the consent of the Company, any corporation may become a participating Employer under this Plan and the Trust by executing an Adoption Agreement substantially in the form of Appendix A and by becoming a party to the agreement establishing the Trust.

Section 11.2.                          Withdrawal from Participation.  Any Employer may withdraw from participation in this Plan at any time by filing with the Plan Administrator a duly certified copy of a resolution of its board of directors to that effect and giving notice of its intended withdrawal to the Plan Administrator, the other Employers and the Trustee prior to the effective date of withdrawal.

Section 11.3.                          Company as Agent for Employers.  Each entity which shall become a participating Employer pursuant to Section 11.1 or Article 12 shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Company by the terms of this Plan, including, but not by way of limitation, the power to amend and terminate this Plan.  The authority of the Company to act as such agent shall continue unless and until the portion of the Trust Fund held for the benefit of Employees of the particular Employer and their beneficiaries is set aside in a separate Trust as provided in Section 14.2.

ARTICLE 12

CONTINUANCE BY A SUCCESSOR

In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another corporation other than an Employer shall succeed to all or substantially all of such Employer’s business, such successor corporation may be substituted for such Employer under this Plan by adopting this Plan and becoming a party to the trust agreement.  Contributions by such Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of such successor corporation for the Employer under this Plan becomes effective.  If, within 365 days following the effective date of any such reorganization, such successor corporation shall not have elected to become a party to this Plan, or if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, this Plan shall be automatically terminated with respect to Employees of such Employer as of the close of business on the 365th day following the effective date of such reorganization or as of the close of business on the date of adoption of such plan of complete liquidation, as the case may be, and the Plan Administrator shall direct the Trustee to distribute the portion of the Trust applicable to such Employer in the manner provided in Section 14.2.

ARTICLE 13

MISCELLANEOUS

Section 13.1.                          Expenses.  All costs and expenses incurred in administering this Plan and the Trust Fund, including the fees of counsel and any agents for the Plan Administrator, the fees and expenses of the Trustee, the fees of counsel for the Trustee and other administrative expenses, shall be paid by the Trustee from the Trust Fund to the extent such expenses are not paid by the several Employers.  The Plan Administrator, in its sole discretion, having regard to the nature of a particular expense, shall determine the portion of such expense which is to be borne by a particular Employer.  Notwithstanding anything herein to the contrary, no compensation shall be paid from the Trust to any Trustee who is also an employee of the Company, an Affiliate or a Related Entity.

Section 13.2.                          Non-Assignability.  (a)  In General.  It is a condition of this Plan, and all rights of each Participant and Distributee shall be subject thereto, that no right or interest of any Participant or Distributee in this Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and no right or interest of any Participant or Distributee in this Plan shall be liable for, or subject to, any obligation or liability of such Participant or Distributee, including claims for alimony or the support of any spouse.

(b)                                 Exception for Qualified Domestic Relations Orders.  Notwithstanding any provision of this Plan to the contrary, if a Participant’s Account balance under this Plan, or any portion thereof, shall be the subject of one or more qualified domestic relations orders, as defined below, such Account balance or portion thereof shall be paid to the person and at the time and in the manner specified in any such order.  For purposes of this paragraph (b), “qualified domestic relations order” shall mean any “domestic relations order” as defined in Section 10.3 which creates (or recognizes the existence of) or assigns to a person other than the Participant (an “alternative payee”) rights to all or a portion of the Participant’s Account balance under this Plan, and:

(A)                               clearly specifies

(i)                                     the name and last known mailing address (if any) of the Participant and each alternate payee covered by such order,

(ii)                                  the amount or percentage of the Participant’s vested Account balance to be paid by this Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined,

(iii)                               the number of payments to, or period of time for which, such order applies, and

(iv)                              each plan to which such order applies;

(B)                               does not require

(i)                                     this Plan to provide any type or form of benefit or any option not otherwise provided under this Plan at the time such order is issued,

(ii)                                  this Plan to provide increased benefits (determined on the basis of actuarial equivalence) and

(v)                                 the payment of benefits to an alternate payee which at the time such order is issued already are required to be paid to a different alternate payee under a prior qualified domestic relations order; and

(C)                               does not require the commencement of payments to any alternate payee before the earliest date as of which payment of the Participant’s Account balance could commence if he then terminated employment, all as determined by the Plan Administrator pursuant to the procedures contained in Section 10.3.  Any amounts subject to a domestic relations order prior to determination of its status as a qualified domestic relations order which but for such order would be paid to the Participant shall be segregated in a separate account or an escrow account pending such determination.  If within 18 months of receipt of such order by the Plan Administrator, it is determined that a domestic relations order constitutes a qualified domestic relations order, the amount so segregated (plus any interest thereon) shall be paid to the alternate payee.  If such determination is not made within such 18-month period, then the amount so segregated (plus any interest thereon) shall, as soon as practicable after the end of such 18-month period, be restored to the Participant’s Account.  Any determination regarding the status of such order after such 18-month period shall be applied only to payments made on or after the date of such determination.

(c)                                  Other Exceptions.  Effective August 5, 1997, an additional exception to the prohibition against assignability of a Participant’s benefits under the Plan shall be, to the extent permitted by law, with respect to any offset of such benefits against an amount that the Participant is ordered or required to pay to the Plan pursuant to a judgment in a criminal action, a civil judgment in connection with a violation of Part 4 of Subtitle B of Title I of ERISA or a settlement agreement between the Secretary of Labor and the Participant or the Pension Benefit

Guaranty Corporation and the Participant in connection with a violation of Part 4 of Subtitle B of Title I of ERISA.

Section 13.3.                          Employment Non-Contractual.  This Plan confers no right upon any Employee to continue in employment of any Employer.

Section 13.4.                          Limitation of Rights.  A Participant or Distributee shall have no right, title or claim in or to any specific asset of the Trust, but shall have the right only to distributions from the Trust Fund on the terms and conditions herein provided.

Section 13.5.                          Merger or Consolidation with Another Plan.  A merger or consolidation with, or transfer of assets or liabilities to, any other plan shall not be effected unless the terms of such merger, consolidation or transfer are such that each Participant, Distributee, Beneficiary or other person entitled to receive benefits from this Plan would, if this Plan were to terminate immediately after the merger, consolidation or transfer, receive a benefit which is equal to or greater than the benefit such person would be entitled to receive if this Plan were to terminate immediately before the merger, consolidation or transfer.

Section 13.6.                          Gender and Plurals.  Wherever used in this Plan, words in the masculine gender shall include masculine or feminine gender and words in the feminine gender shall include feminine or masculine gender, and, unless the context otherwise requires, words in the singular shall include the plural and words in the plural shall include the singular.

Section 13.7.                          Applicable Law.  This Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Illinois to the extent such laws have not been preempted by applicable federal law.

Section 13.8.                          Severability.  If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of this Plan and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included in this Plan.

ARTICLE 14

AMENDMENT, WITHDRAWAL AND TERMINATION

Section 14.1.                          Amendment.  The Company expressly reserves the exclusive right, retroactively to the extent permitted by law, to amend the Plan at any time by written approval of any two of the following officers of the Company:  Chief Executive Officer, Chief Financial Officer or Vice President Human Resources.  No such amendment (other than an amendment required to obtain or retain qualification of the Plan under the Code) shall operate to deprive any person, without his written consent, of any vested Account balance hereunder.  No amendment affecting the rights or duties of the Trustee shall be effective without the written consent of the Trustee.

Section 14.2.                          Termination.  The Company and each Employer may at any time terminate its participation in this Plan by resolution of the appropriate board of directors to that effect.  In the event of any such termination, the Accounts which are applicable to the Participants of such Employer shall become fully vested and shall not thereafter be subject to forfeiture.  With respect to that portion of the Plan that has terminated, the Company shall, in its discretion, either terminate that portion of the Trust relating to the portion of the Plan that has terminated and direct the Trustee to distribute the assets or hold such assets in further trust under the provisions hereof.  A permanent suspension of contributions by an Employer shall be deemed a termination of such Employer’s participation in this Plan for purposes of this Section.  Notwithstanding the foregoing or any provision of the Plan to the contrary, no distribution shall be made in violation of the distribution restrictions of Section 401(k) of the Code.

If the Internal Revenue Service shall refuse to issue an initial, favorable determination letter that this Plan and Trust as adopted by an Employer meet the requirements of section 401(a) of the Code and that the Trust is exempt from tax under section 501(a) of the Code, the Employer may terminate its participation in this Plan and direct the Trustee to pay and deliver the portion of the Trust Fund applicable to the Participants and former Participants of such Employer, determined pursuant to Section 14.2, to such Employer and such Employer shall pay to each Participant or his Beneficiary the balance of such Participant’s Employee Contribution Sub-Account, Rollover Sub-Account and Prior Plan Sub-Account.

Section 14.3.                          Trust to be Applied Exclusively for Participants and Their Beneficiaries.  Subject only to the provisions of the second paragraph of Section 14.2 and any other provision of this Plan to the contrary notwithstanding, it shall be impossible for any part of the Trust to be used for or diverted to any purpose not for the exclusive benefit of Participants and their beneficiaries either by operation or termination of this Plan, power of amendment or other means.

ARTICLE 15

TOP-HEAVY PLAN REQUIREMENTS

Section 15.1.                          Top Heavy Plan Determination.  If as of the determination date (as defined in Section 15.2) for any Plan Year the sum of the account balances under this Plan and all other defined contribution plans in the aggregation group (as defined in Section 15.2) of all participants in such plans who are key employees (as defined in Section 15.2) for such Plan Year exceeds 60% of the aggregate of the account balances of all participants in such plans as of the determination date, then this Plan shall be a top-heavy plan for such Plan Year, and the requirements of Section 15.3 shall be applicable for such Plan Year as of the first day thereof.  If the Plan is a top-heavy plan for any Plan Year and is not a top-heavy plan for any subsequent Plan Year, the requirements of this Article 15 shall not be applicable for such subsequent Plan Year.  Notwithstanding the foregoing, effective January 1, 2008, it is intended that this Plan meet the requirements of Sections 401(k)(13) and 401(m)(12) of the Code, and accordingly not be subject to this Article 15 due to the exclusion under Section 416(g)(4)(H) of the Code.

Section 15.2.                          Definitions and Special Rules.  (a)  Definitions.  For purposes of this Article 15, the following definitions shall apply:

(1)                                 Determination Date.  The determination date for all plans in the aggregation group shall be the last day of the preceding Plan Year, and the annual valuation date applicable to a determination date shall be the date as of which account balances are determined which is coincident with or immediately precedes the determination date, except that if any such plan specifies a different determination or annual valuation date, such different date shall be used with respect to such plan.

(2)                                 Aggregation Group.  The aggregation group shall consist of (a) each plan of an Employer in which a key employee is a Participant, (b) each other plan which enables such a plan to be qualified under section 401(a) or section 410 of the Code, and (c) any other plans of an Employer which the Employer shall designate as part of the aggregation group and which shall permit the aggregation group to continue to meet the requirements of sections 401(a) and 410 of the Code with such other plan being taken into account.

(3)                                 Key Employee.  The term key employee shall have the meaning set forth in section 416(i) of the Code.

(4)                                 Compensation.  Compensation shall have the meaning set forth in 1.415-(c)-2 of the Regulations.

(b)                                 Special Rules.  For the purpose of determining the account balance of a participant, the account balance of any person who has not performed services for an Employer at any time during the one-year period ending on the determination date shall not be taken into account pursuant to this Section, and any person who received a distribution from a plan (including a plan which has terminated) in the aggregation group during the one-year period ending on the last day of the preceding Plan Year shall be treated as a participant in such plan, and any such distribution shall be included in such participant’s account balance.  Notwithstanding the foregoing, however, distributions from a plan (including a plan which has terminated) in the aggregation group which are made for a reason other than a participant’s separation from service, death or disability during the five-year period ending on the last day of the preceding Plan Year shall be included in such participant’s account balance.

Section 15.3.                          Minimum Contribution for Top Heavy Years.  Notwithstanding any provision of this Plan to the contrary, the Employer Contributions under Section 4.1 and Matching Employer Contributions under Section 4.4 allocated to the Account of a Participant during any Plan Year (other than to the Account of a key employee) and the forfeitures allocated to the Account of a Participant during any Plan Year (other than to the Account of a key employee) for which this Plan is a top-heavy plan shall in no event be less than the lesser of (i) 3 percent of such Participant’s compensation during such Plan Year and (ii) the highest percentage at which contributions are made on behalf of any key employee for such Plan Year.  Such minimum contribution shall be made even if, under other provisions of this Plan, the Participant would not otherwise be entitled to receive an allocation or would receive a lesser allocation for the year because of (i) the Participant’s failure to complete 1,000 Hours of Service, or (ii) compensation of less than a stated amount.  The percentage referred to in clause (ii) of the first sentence of this Section shall be obtained by dividing the aggregate of contributions made pursuant to Sections 4.1 and 4.4 and pursuant to any other defined contribution plan which is required to be included in the aggregation group during the Plan Year on behalf of such key employee by such key employee’s compensation for the Plan Year.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer this 20th day of November, 2008.

TELEPHONE AND DATA SYSTEMS, INC.

By:	/s/ LeRoy T. Carlson, Jr.
Chief Executive Officer

By:	/s/ Kenneth R. Meyers
Chief Financial Officer

APPENDICES ARE OMITTED AS THESE ARE NOT MATERIAL